Exhibit 10.67
EXECUTION COPY

ORIGINATION ASSISTANCE AGREEMENT
By and Between
MERRILL LYNCH CREDIT CORPORATION
and
CENDANT MORTGAGE CORPORATION
Dated as of
December 15, 2000

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.67

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ii

Exhibit 10.67
ORIGINATION ASSISTANCE AGREEMENT
          THIS ORIGINATION ASSISTANCE AGREEMENT (“Origination Agreement” or “Agreement”) effective as of January 2, 2001 (“Effective Date”), is entered into by and between Merrill Lynch Credit Corporation, a Delaware corporation with its principal place of business at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484 (“MLCC”), and Cendant Mortgage Corporation d/b/a PHH Mortgage Services, a New Jersey corporation with its principal place of business at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (“PHH”) (each, individually, a “Party,” collectively, the “Parties”).
W I T N E S S E T H:
          WHEREAS, MLCC is in the business of originating residential Mortgage Loans (as defined herein);
          WHEREAS, PHH is in the business of originating Mortgage Loans and providing certain origination and processing services to other mortgage lenders and desires to provide those services to MLCC as more particularly set forth in this Agreement;
          WHEREAS, MLCC and PHH are parties to a Mortgage Loan Purchase and Services Agreement dated as of September 24, 1997, as thereafter amended (the “Initial Purchase and Servicing Agreement”), pursuant to which PHH provided certain origination services to MLCC; and
          WHEREAS, PHH and MLCC are parties to a Termination Agreement, dated as of the date hereof, which agreement shall terminate the existing origination agreement between PHH and MLCC, as and to the extent provided in the Termination Agreement, and each of MLCC and PHH desires to establish a new agreement relating to origination services;
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
          Section 1. Definitions. (a) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          “Account Number” means an account number or similar form of access number relating to a Borrower’s Mortgage Loan or other financial product or service with or from MLCC, other than any internal identifying number assigned by PHH to the Mortgage Loan.
          “Additional Collateral” shall mean, with respect to any Mortgage 100sm Loan or any Parent Power® Mortgage Loan, the Securities Account and the financial assets held therein subject to a security interest pursuant to the related Mortgage 100sm Pledge Agreement or Parent Power® Guaranty and Security Agreement for Securities Account, respectively.
          “Additional Collateral Mortgage Loan” shall mean each Mortgage Loan that is either a Mortgage 100sm Loan or Parent Power® Mortgage Loan as to which Additional Collateral was required to be provided at the closing thereof.

          “Affiliate” or “affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. (Capitalized terms derived from the word Affiliate (e.g., “Affiliated”) shall have the corresponding meanings). For the purposes of this definition, “control,” “controlled by,” and “under common control with” means the direct or indirect possession of ordinary voting powers to elect a majority of the board of directors or comparable body of a Person.
          “Alternative Construction Loan” shall mean a Construction Loan which converts to a PrimeFirst® Loan.
          “Alternative Loans” shall mean Alternative Construction Loans, Equity Access Loans and PrimeFirst® Loans.
          “Applicable Requirements” shall mean and include, as of the time of reference, collectively, (A) with respect to the Mortgage Loans, all of the following: (i) all contractual obligations, including without limitation those contractual obligations contained in this Agreement, in any agreement with any insurer or in the applicable Mortgage Loan; (ii) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, administrative interpretations, regulations and ordinances as well as any of the foregoing requirements applicable to MLCC by virtue of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of MLBUSA); (iii) all other applicable requirements and guidelines of each investor, insurer, governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction; (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions; (v) the reasonable and customary mortgage origination practices of prudent mortgage lending institutions which make mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located; (vi) any Mortgage Lending Laws; and (vii) any applicable MLCC or MLBUSA internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (B) the Foreign Corrupt Practices Act of 1977, as amended.
          “Approval Letter” shall mean a correspondence issued to an applicant for a Mortgage Loan, in MLCC’s name by PHH, approving an application for a Mortgage Loan. PHH shall use PHH’s standard form of approval letter subject only to such changes as the Parties shall mutually agree from time to time.
          “Assignment” shall mean a document, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located, to reflect all transfers of the Mortgage Instrument and the Mortgage Note.
          “Borrower Information” means any personally identifiable information or records in any form (written, electronic, or otherwise) relating to a Borrower, including, but not limited to, a Borrower’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Borrower has a relationship with MLCC; and any other personally identifiable information.
          “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which either (i) commercial banks are required or authorized by law to be closed in the City of

New York or the State of Utah or (ii) the New York Stock Exchange is required or authorized by law to be closed.
          “Concession(s)” shall mean, with respect to a PHH Loan, (i) an MLCC approved deviation from the applicable rate sheet regarding interest rate, origination fee and/or discount points; or (ii) a waiver by MLCC of certain fees associated with a Mortgage Loan, including but not limited to, application fee, appraisal fee, or other promotional fees, which causes an addition or subtraction from the Purchase Price.
          “Conforming Conventional Mortgage Loan” shall mean a Mortgage Loan the terms of which are in conformity with the standards, including loan amount and documentation requirements, of Fannie Mae (also referred to as “FNMA”) or Freddie Mac (also referred to as “FHLMC”) under one of their respective home mortgage purchase programs (such standards shall be referred to hereafter respectively as the “FNMA Guidelines” and the “FHLMC Guidelines”) and any other Mortgage Loan except for Construction Loans, PrimeFirst® Loans, Jumbo/Non-Conforming Mortgage Loans, Equity Access Loans or Government Loans which otherwise meet MLCC Underwriting Guidelines.
          “Construction Loan” shall mean a Mortgage Loan for the purpose of financing the construction (or alteration) of a one- to four-family residence, which Mortgage Loan is funded in installments.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of either Cendant or PHH, as the case may be, who:
     (1) was a member of such Board of Directors on the date hereof; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
          “Direct Competitor” shall mean any Person listed on Exhibit A hereto.
          “EDP” means the electronic data processing system used by MLCC and PHH, which are licensees of ALLTEL Information Services, Inc.
          “Equity Access® Agreement” shall mean the revolving line of credit agreement entered into between MLCC and the Guarantor under any Parent Power® Guaranty Agreement for Real Estate pursuant to which a line of credit may be drawn upon by MLCC to fund the payment by such guarantor of a loss specified in such Parent Power® Guaranty Agreement for Real Estate.
          “Equity Access Loans” shall mean a Mortgage Loan in the form of a revolving line of credit secured by a Mortgage Instrument, currently referred to by MLCC as “Equity Access” or “Equity Access Prime” loans.
          “Equity Access® Mortgage” means the mortgage, deed of trust or other security instrument (including all amendments and supplements thereto) made by the Guarantor under any Parent Power® Guaranty Agreement for Real Estate to secure its obligations thereunder and under the related Equity Access® Agreement.

          “Financial Services Firm” shall mean any Person that offers, directly or indirectly, any financial services or financial product.
          “Funding Amount” shall mean an amount equal to the sum of (a) the Origination Assistance Fee for such loan plus (+) (b) the loan amount: provided, however, that with respect to Construction Loans, the Origination Assistance Fee shall be included in the Funding Amount only for the first draw.
          “Government Loan” is a Mortgage Loan that qualifies for mortgage insurance by the FHA or that qualifies for a loan guaranty by the Veterans’ Administration.
          “Guarantor” means any individual who has guaranteed payment of a Mortgage Loan pursuant to a Parent Power Agreement.
          “Information Security Program” means Cendant’s information security program to (i) insure the security and confidentiality of Borrower Information; (ii) protect against any anticipated threats or hazards to the security or integrity of the Borrower Information; and (iii) protect against unauthorized access to or use of the Borrower Information that could result in substantial harm or inconvenience to any Borrower.
          “Jumbo/Non-Conforming Mortgage Loan” is a conventional Mortgage Loan the original principal balance of which exceeds the maximum loan amount for Conforming Conventional Mortgage Loans specified by FNMA or FHLMC or otherwise does not meet the FNMA or FHLMC Guidelines.
          “LIBOR Interest Rate” shall mean the interest rate equal to 30-day LIBOR based upon a 360-day year.
          “MLBUSA” means Merrill Lynch Bank USA.
          “MLCC Data” means any data, databases, reports and records relating to financial products from or services with MLCC, including, without limitation, Account Numbers, Borrower Information, and data derived therefrom.
          “MLCC Performance Failure” means the failure of MLCC to generate[* * *].
          “MLCC Privacy Policy” means MLCC’s policy with respect to its Customers’ privacy, a proto-type of which policy is attached hereto as Exhibit D and which may be amended from time to time by MLCC without the consent of PHH if such amendments are required by Applicable Requirements.
          “MLCC Services” shall mean the Origination Services.
          “Mortgage 100sm Loan” means a Mortgage Loan secured by Additional Collateral having a value, as of the date of origination of such Mortgage Loan, at least equal to the related Original Additional Collateral Requirement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          “Mortgage 100sm Pledge Agreement” means, with respect to each Mortgage 100sm Loan, the Pledge Agreement for Securities Account between the related Mortgagor and MLCC pursuant to which such Mortgagor granted a security interest in the related Securities Account and other financial assets held therein.
          “Mortgage File” shall mean the file containing (a) the Mortgage or other deed of trust, security deed, mortgage, or any other instrument which constitutes a first lien on the Mortgaged Property securing payment by a Mortgagor of a Mortgage Note, (b) the Mortgage Note, (c) the Assignments, if any, and (d) the credit and closing packages, custodial documents, applicable servicing documents, escrow documents and all other files, records and documents necessary to establish the eligibility of the Mortgage Loans for purchase.
          “Mortgage Instrument” means any deed of trust, security deed, mortgage, or any other instrument which constitutes a first lien or second lien on the Mortgaged Property securing payment by a mortgagor of a Mortgage Note.
          “Mortgage Loan” means a domestic, consumer purpose, one-to-four family residential purchase money or refinance closed-end mortgage loan or open-end mortgage loan. The term “Mortgage Loan” as used herein shall include, but not be limited to, Conforming Conventional Mortgage Loans, Jumbo/Non-Conforming Mortgage Loans, PrimeFirst® Loans, Construction Loans, and Equity Access Loans.
          “Mortgage Loan Documents” means the Mortgage Instruments, Mortgage Notes and Assignments.
          “Mortgage Loan Pricing” means the interest rates, discount points, loan origination fees, loan application fee, closing costs and other associated cost elements for a Mortgage Loan.
          “Mortgage Loan Types” means the various types of Mortgage Loans offered or to be offered pursuant to this Agreement.
          “Mortgage Note” means the mortgage note, deed of trust note, security deed note or other form of promissory note executed by a Mortgagor and secured by a Mortgage Instrument evidencing the indebtedness of the Mortgagor under a Mortgage Loan.
          “Original Additional Collateral Requirement” shall mean, with respect to any Additional Collateral Mortgage Loan, generally 30 percent of the original principal balance of such Mortgage Loan or such lesser percentage thereof as is specified by MLCC in connection with the origination of such Additional Collateral Mortgage Loan.
          “Origination Services” shall mean the loan origination services to be performed by PHH for and on behalf of MLCC as detailed in this Agreement.
          “Parent Power® Agreement” means, with respect to each Parent Power® Mortgage Loan, a Parent Power® Guaranty and Security Agreement for Securities Account or a Parent Power® Guaranty Agreement for Real Estate.
          “Parent Power® Guaranty Agreement for Real Estate” means, with respect to certain Parent Power® Mortgage Loans, an agreement between MLCC and a Guarantor on behalf of the Mortgagor under such Parent Power® Mortgage Loan pursuant to which such Guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan, authorizes MLCC to draw on the related Equity Access Agreement to fund such guaranty, and has secured such Equity Access Agreement with an Equity Access Mortgage secured by a lien on residential real estate of the Guarantor.
          “Parent Power® Guaranty and Security Agreement for Securities Account” means, with respect to certain Parent Power® Mortgage Loans, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such Parent Power® Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty.
          “Parent Power®Mortgage Loan” shall mean a Mortgage Loan that is supported by a Parent Power® Agreement.
          “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization, or a federal, state, city, municipal or foreign government, or an agency or political subdivision thereof.
          “Personnel” of a Party shall mean such Party, its employees, subcontractors, consultants, representatives and agents.
          “PHH Change of Control” means the occurrence of any of the following:
     (1) the sale, lease, transfer, conveyance or other disposition, or by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Cendant Corporation (“Cendant”) or PHH (or any successor entity to either thereof) to any “person"-as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or
     (2) the adoption of a plan relating to the liquidation or dissolution of Cendant or PHH;
     (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any “person,” as defined above, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of either Cendant or PHH; or
     (4) the first day on which a majority of the members of the Board of Directors of Cendant are not Continuing Directors.
          “PHH Competitor Change of Control” means a PHH Change of Control to a Direct Competitor.
          “PHH Data” means any data, databases, reports and records relating to Borrower Information, including data derived therefrom, that are obtained or generated by PHH in connection with the establishment or maintenance of customer relationships unrelated to the Origination Services covered by the Agreement.

          “PHH Performance Failure” shall mean the occurrence of [* * *] Significant Survey Failures in [* * *] period.
          “Piggyback Equity Access Loan” means a junior lien Equity Access Loan that is closed contemporaneously with a first lien Mortgage Loan originated pursuant to the terms and provisions of this Agreement.
          “Pipeline Loan” shall mean various potential Mortgage Loans (which are to be further identified in the Letter Agreement) which are in one of various stages of loan origination, approval and processing at MLCC, but which, as of the Effective Date, shall not have been closed and funded.
          “Pledge Agreement” means any Mortgage 100sm Pledge Agreement or Parent Power® Guaranty and Security Agreement for Securities Account related to an Additional Collateral Mortgage Loan.
          “PrimeFirst® Loans” means adjustable rate loans offered by MLCC in which the monthly debt repayments thereunder for approximately the first 120 months of the term thereof are interest only.
          “Privacy Requirements” means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq.; (b) the applicable federal regulations implementing such act and codified at 12 CFR Parts 40, 216, 332, and/or 573; (c) Interagency Guidelines Establishing Standards For Safeguarding Borrower Information proposed on June 26, 2000, unless and until such proposed guidelines are superseded by final guidelines and/or rules applicable to MLCC (such proposed and/or final guidelines and/or rules the “Interagency Guidelines”); and (d) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Borrower Information.
          “Program” shall mean the origination of Mortgage Loans for Customers on a private label basis by PHH on behalf of MLCC pursuant to the terms of this Agreement.
          “Securities Account” shall mean, with respect to any Additional Collateral Mortgage Loans, the account, together with the financial assets held therein, that are the subject of the related Pledge Agreement.
          “Servicing Agreement” means each of (i) the Servicing Rights Purchase and Sale Agreement, dated as of January 28, 2000, between MLCC and PHH, as amended, and (ii) the Servicing Rights Purchase and Sale Agreement, dated as of the date hereof, between MLCC and PHH.
          “Significant Survey Failure” shall mean the occurrence of a Survey Failure for [* * *], or [* * *] Survey Failures within [* * *] provided, that for the purpose of the definition of “Significant Survey Failure” only, a “Survey Failure” shall mean the failure of either or both Survey(s) to obtain an [* * *] satisfaction level in [* * *], subject to Section 38(c).
          “Standard Equity Access Loan” means an Equity Access Loan that is not a Piggyback Equity Access Loan.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          “Termination Assistance Period” shall have the meaning set forth in Section 22A(a).
          “Termination Assistance Services” shall have the meaning set forth in Section 22A(a).
          “Trademark Use Agreement” means the Trademark Use Agreement, dated as of the date hereof, between MLCC and PHH, as the same may be amended from time to time in accordance with the terms thereof.
          (b) Definitions. The following terms have the meanings set forth in the Section set forth below:

Definition	Location
Bankrupt Party	22
Competitor	14(b)
Competitor Data Point	14(b)
Conditional Marketing Obligations	3A(f)
Customer Fees and Charges	13(a)
Customer Survey	38(a)
Customers	2(a)
Exception Loan	6(f)
Extension Term	22
FCs	3(a)
FC Channel	3(a)
FC Survey	38(a)
HMDA	15(a)(i)
Indemnitees	32
Indemnitor	32
Initial Termination Date	22
Key Customer Question	38(a)
Key FC Questions	38(a)
Letter Agreement	12(a)
Losses	32
LSI	6(c)
[* * *]	14(c)
MLCC Pricing	2(a)
MLCC Underwriting Guidelines	6(b)
MLPF&S	42
Mortgage Lending Law	15(a)
Mortgage Loan Disclosure	15(a)
Mortgage Loan Documents	15(a)
Origination Assistance Fee	12(a)
PHH Data Point	14(b)
PHH Pricing	2(a)
Pipeline Loan Fees	12(b)
Pre-Approval Decision	5(b)(iii)
Pricing Occurrence	14(b)

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Definition	Location
Private Label Business Channel	14(c)
Programs	14(b)
Proprietary Marks	29
Rate	14(b)
Survey	38(a)
Survey Failure	38(b)
Telemarketing Origination Channel	5(b)(i)
Telephone Lines	5(b)(i)
USPC	3(c)
          (c) Interpretation. (i) The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made part of this Agreement as if set forth herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.
          (ii) In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
          (iii) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions or such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall also be construed to mean such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar impact, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections or Exhibits shall be construed to refer to Articles, Sections or Exhibits of this Agreement.
          Section 1A. Effectiveness Upon Closing. Notwithstanding the fact that this Agreement shall have been executed prior to the Effective Date, no provision contained herein, including, without limitation, the survival provision contained in Section 41, shall become effective until the Closing Date (as defined in the Asset Purchase Agreement, dated as of December 15, 2000, by and between PHH and MLCC). In the event that the Closing shall not occur, this Agreement will have no effect whatsoever, as if it had never been executed by the Parties, and the Parties will have no rights or obligations under this Agreement.

          Section 2. Mortgage Loan Types/Mortgage Loan Pricing. (a) MLCC intends to offer its current and prospective customers (“Customers”) the full range of Mortgage Loans that are currently offered or may in the future be offered as provided in Section 2(b) herein. PHH shall be responsible for developing the various Mortgage Loan Types and establishing the Mortgage Loan Pricing for all Conforming Conventional Mortgage Loans and Jumbo/Non-Conforming Mortgage Loans (“PHH Pricing”). Mortgage Loan Pricing for Alternative Loans and Construction Loans shall be established by MLCC (“MLCC Pricing”). MLCC shall at all times during this Agreement maintain sufficient levels of staffing and resources necessary to comply with the preceding sentence.
          (b) From time to time, MLCC may request that a Mortgage Loan Type not offered by it as of the Effective Date be made available to Customers pursuant to this Agreement. If PHH is not so offering the requested Mortgage Loan Type at such time, MLCC may request that such Mortgage Loan Type be made available to Customers pursuant to this Agreement and, subject to the third sentence following, PHH hereby agrees to make such Mortgage Loan Type available to Customers. Upon such request, MLCC and PHH shall mutually agree upon the cost allocation of the set-up and processing functions to be implemented by PHH to accommodate MLCC’s request. The Parties acknowledge that the typical start-up time necessary for any such product is [* * *] from the time MLCC and PHH mutually agree to make such product available. If the Parties cannot agree on the cost allocation and other necessary terms, PHH shall not be obligated to offer such loan product, and MLCC shall have the right to make such loan product available to Customers in any manner whatsoever. In no event shall PHH, without the prior written consent of MLCC, offer to its customers or clients (i) MLCC’s pledged asset program, currently referred to by MLCC as the “Mortgage 100 Program,” or (ii) any other loan product developed by MLCC subsequent to the date hereof, until, in the case of both clauses (i) and (ii), such time as such product is generally available in the residential loan marketplace. Notwithstanding clause (i) of the immediately preceding sentence, PHH shall have the right to offer to its customers and clients a pledged asset program similar to the “Mortgage 100 Program” so long as such customers and clients establish a Securities Account with an Affiliate of MLCC and place in such account the Additional Collateral to be pledged in connection with such pledged asset program. With respect to any Mortgage Loan Type developed by MLCC after the Effective Date, MLCC expressly reserves the right to trademark or copyright such new Mortgage Loan Type.
          Section 3. Exclusivity. (a) For the term of this Agreement, inclusive of any Extension Term, MLCC shall use, and direct its Affiliates to use, PHH as the exclusive provider of Origination Services with respect to all Mortgage Loans for or on behalf of (i) USPC clients who have a relationship with a Merrill Lynch Financial Consultant (“FC”) or are referred by an FC, and (ii) clients of the Merrill Lynch Investor Services Group (or any successor group) (the “FC Channel”).
          (b) If, during the term of this Agreement, inclusive of any Extension Term, MLCC or any of its Affiliates determines to offer Mortgages Loans on Merrill Lynch Directsm (“ML Direct”), Merrill Lynch OnLinesm (“MLOL”) or Merrill Lynch Benefits Online (“MLBOL”), MLCC shall use, and direct its Affiliates to use, PHH as the exclusive provider of Origination Services with respect to all Mortgage Loans to be offered on ML Direct and MLOL, and the non-exclusive provider of Origination Services with respect to all Mortgage Loans to be offered on MLBOL, on terms and conditions which are mutually agreeable to each of MLCC and PHH. The Parties each hereby covenant and agree to negotiate such terms and conditions in good faith for a

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

period not to exceed [* * *]. If the parties cannot reach mutual agreement within such [* * *] period, MLCC shall have the right to approach and negotiate with other providers of origination services. If any such origination service provider shall have proposed a bid for such origination services, MLCC shall notify PHH of such bid and PHH shall have the right, within [* * *], to match such bid. and if it does so, MLCC shall be obligated to accept PHH’s bid provided that the terms and conditions of PHH’s bid (other than with respect to price) are substantially the same as those proposed by the other origination service provider. If PHH fails to make such a bid or match such bid, MLCC shall no longer have any obligation to negotiate with PHH with respect to such bid.
          (c) As used in this Section 3: “USPC” shall mean the Merrill Lynch & Co., Inc. business segment commonly referred to as the “U.S. Private Client Group,” which currently consists of approximately 14,000 FCs and provides products and services in the United States related to the accumulation and management of wealth, including brokerage and related activities, or any successor group thereto.
          (d) Notwithstanding anything else in this Agreement, MLCC agrees to cause its Affiliates not to directly or indirectly take any actions or act in concert with anyone who takes an action (including the failure to take an action) such that the resulting effect is that any:
          (i) obligations of MLCC under this Section 3 are not performed or are reasonably likely not to be performed; or
          (ii) objective of this Section 3 is not accomplished or is reasonably likely not to be accomplished.
          During the Term neither MLCC nor any of its Affiliates within USPC shall intentionally discourage, inhibit, prohibit or prevent FCs from participating in the Program; provided, however, that MLCC may, and may cause its Affiliates within USPC to, decrease or eliminate compensation levels paid to FCs in relation to Mortgage Loans in accordance with Section 3A(b).
          Section 3A. MLCC Marketing Covenants. (a) [* * *]. MLCC shall, [* * *], notify PHH of its estimate of [* * *.]
          (b) FCs and Specialist [* * *]. For a period of [* * *] from the Effective Date, MLCC covenants and agrees to (i) cause its Affiliates to maintain the [* * *] Financial Consultants in relation to Mortgage Loans [* * *]; provided, however, that nothing hereunder shall require MLCC to fund or reimburse any such Affiliate for any such compensation, and (ii)maintain the [* * *] “Mortgage and Credit Specialists”
[* * *].
          (c) Alternative Origination Channels. MLCC shall use commercially reasonable efforts to close Mortgage Loans to be originated pursuant to the terms and provisions of this Agreement via: (i) Merrill Lynch Benefits Online, (ii) any Merrill Lynch employee

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

relocation program, and (iii) any mortgage discount program offered to Merrill Lynch employee from time to time.
          (d) Seminars. MLCC, at its expense, will direct a majority of its “Mortgage and Credit Specialists” to attend PHH’s semiannual product and program updates to be held at locations and times as agreed upon by PHH and MLCC.
          (e) Conditional Marketing Period. (i) Subject to subparagraphs (ii), (iii) and (iv) in this paragraph (e), until [* * *], MLCC shall be required to perform the Conditional Marketing Obligations (as defined in paragraph (f) below).
          (ii) MLCC shall not be required to perform the Conditional Marketing Obligations in any calendar year if, in the prior calendar year, (a) [* * *], (b) PHH shall have (i)(A) experienced [* * *] Survey Failure, in which case [* * *], (B) experienced [* * *] Survey Failures, in which case [* * *], or (C) experienced [* * *] Survey Failures, in which case [* * *]; (ii) PHH shall have failed, at any time during such year, to comply with its obligations contained in Sections 14 (b) or (c) hereof or shall have failed to meet any of the standards contained in Sections 14(b) or 14(c) hereof; or (iii) a “Market Change” shall have occurred. “Market Change” in any given year shall mean [* * *]. In the event of a Market Change, the volume level referred to in clause (a) shall be reduced by [* * *].
          (iii) In no event shall MLCC be required to perform any Conditional Marketing Obligations following [* * *].
          (f) Conditional Marketing Obligations. The following obligations shall constitute MLCC’s conditional marketing obligations (collectively, the “Conditional Marketing Obligations”):
(i)	MLCC will keep in place during [* * *], a number of trained “Mortgage and Credit Specialists” to support the marketing of the Mortgage Program hereunder not fewer than [* * *]; and

(ii)	In lieu of the semiannual meetings referenced in paragraph (c) above, such meetings shall occur [* * *].
          Section 4. PHH Personnel. (a) PHH will provide, supervise and make available such personnel as are reasonably necessary to carry out PHH’s obligations under this Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Such personnel, including rate lock personnel, shall be available between the hours of 8:30 a.m. and 8 p.m. EST on Business Days. Such personnel, excluding rate lock personnel, shall also be available, as needed, to process Mortgage Loans and contact Customers between the hours of 8:30 a.m. and 5 p.m. EST on Saturdays, except in those instances where a Saturday falls on or near a national holiday and PHH notifies MLCC in advance that its facilities will be closed on any such day.
          (b) PHH shall [* * *].
          (c) PHH shall, upon reasonable notice, permit MLCC employees reasonable access to PHH’s offices where it conducts Origination Services under the Program during PHH’s customary working hours to observe and assist in the origination, processing and closing of the Mortgage Loans. PHH shall, at its expense, make available all customary, reasonable office space, facilities, and equipment for such employees. The salaries, travel, subsistence and other related expenses for such employees shall be borne by MLCC.
          Section 5. Mortgage Loan Origination Channel. (a) Except as otherwise provided in this Agreement, MLCC shall actively, and at its own expense, market and assist its Customers in securing Mortgage Loans through the Telemarketing Origination Channel, as described in Section 5(b). From time to time, MLCC and PHH may agree to alternative or additional origination channels, the terms and conditions of which shall be set forth in an Addendum hereto.
          (b) The Telemarketing Origination Channel. (i) PHH, with the reasonable cooperation of MLCC, shall provide to Customers dedicated and exclusive toll-free telephone tines established and operated at the expense of and by PHH (“Telephone Lines”), which PHH reasonably believes are adequate to meet the reasonably anticipated needs of such Customers (“Telemarketing Origination Channel”). Such reasonable cooperation of MLCC shall include the provision of, and the right of PHH to use, the toll-free telephone number(s) now utilized by MLCC; provided, however, that upon termination of this Agreement, PHH shall no longer have any right to use or publicize in any manner whatsoever, such toll-free telephone number. If MLCC is at anytime not bound by the exclusivity provisions of this Section 3, MLCC will make available to PHH an alternative toll-free number.
          (i) Trained PHH personnel shall answer Telephone Lines in the name of MLCC. Such personnel shall explain to the Customer, as appropriate: (a) the procedure to be followed in obtaining a Mortgage Loan; (b) the various Mortgage Loan Types available and their associated Mortgage Loan Pricing; and (c) their short- and long-term financial implications. Such personnel shall provide counsel and advice to the Customer as to the Mortgage Loan Types that might best serve the Customer’s needs.
          (ii) PHH shall [* * *]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (iii) PHH will provide Customers, for whom it has made a Pre-Approval Decision that the Customer is likely to be approved for a Mortgage Loan, with information tailored to the Customer’s individual circumstances. Such information will be designed to enable the Customer to determine the nature of the Mortgage Loan the Customer may qualify for if an appropriate property securing the Mortgage Loan is identified and all information submitted is verified.
          Section 6. Operations. (a) Counselors. PHH shall cause each Customer who makes application for a Mortgage Loan to be processed through the Telemarketing Origination Channel to be served by a counselor, processing team or other persons employed by PHH and determined by PHH to be most efficient under the circumstances. PHH shall cause each such counselor, processing team or other persons to serve the Customer throughout the entire process of Mortgage Loan application, processing, underwriting and closing, and to meet the Customer’s closing date.
          (b) Underwriting Guidelines. Loans originated under this Agreement shall be underwritten in accordance with the “MLCC Underwriting Guidelines” which are attached hereto as Exhibit E and made a part hereof, as may be amended from time to time by mutual agreement of MLCC and PHH, and which shall comply, in the case of Conforming Conventional Mortgage Loans, with the standards of FNMA, FHLMC and, in the case of other Mortgage Loans, other applicable federal agencies and investors, as applicable, providing standards for the underwriting of mortgage loans eligible for sale in the secondary market (hereafter, “MLCC Underwriting Guidelines”). To the extent that the MLCC Underwriting Guidelines are amended by mutual agreement of the parties after the Effective Date, and such amendments are requested by MLCC yet not required by Applicable Requirements (as if such definition did not contain clause (vii)), any reasonable and documented incremental costs or expenses incurred by PHH with respect to its performance of the Origination Services hereunder which are caused by such change to the MLCC Underwriting Guidelines shall be reimbursed by MLCC until such changes are mandated by Applicable Requirements.
          (c) Mortgage Loan Application Processing. For each Customer who applies for a Mortgage Loan through the Telemarketing Origination Channel, PHH shall arrange for the receipt by the Customer, as promptly as practicable under the circumstances, and in any event in accordance with applicable law, of (i) the Mortgage Loan application for the Customer to review and sign accompanied by a request for appropriate Customer documents and (ii) all Mortgage Loan disclosures completed, as appropriate, in the name of MLCC. In addition, and to the extent required or permitted under MLCC Underwriting Guidelines, as applicable, PHH shall: (i) verify the Customer’s credit history; (ii) obtain an appraisal or other appropriate valuation of the real property that will secure the Customer’s Mortgage Loan; (iii) cause to be conducted a review of or report on the status of the legal title to the real property prepared by a qualified title company or other entity acceptable to PHH and MLCC; (iv) evaluate the Customer’s employment history; (v) evaluate information provided with respect to the Customer by MLCC; (vi) perform such other underwriting functions as PHH deems appropriate; and (vii) communicate a loan decision or counteroffer to the Customer in accordance with all applicable laws. PHH shall have the right to select all settlement service providers utilized in fulfilling the processing described hereunder, except for the services to be performed by Lender’s Service, Inc. (“LSI”) pursuant to the Vendor Agreement dated as of July 10, 1998 between LSI and MLCC, which services PHH shall request from LSI pursuant to the terms of such agreement until expiration of the current term or earlier termination thereof.
          (d) Degree of Care. PHH shall perform the origination, processing, underwriting, approval, closing, shipping, and other Origination Services as set forth in this Agreement on all Mortgage Loans and PHH shall process all Mortgage Loans on behalf of, and in the name of, MLCC in accordance with Applicable Requirements and with no less degree of care than PHH would exercise when it originates mortgage loans for its own account. PHH shall issue Approval Letters on those applications which generally satisfy MLCC Underwriting Guidelines. All Approval Letters issued with respect to Mortgage Loans shall be for loans to be made at the interest rates set forth on the applicable rate sheet provided by PHH or MLCC, as the case may be, for the product in question, taking into account the applicable origination points, discount points, Concession and/or lock-in fees.
          (e) Mortgage Loan Closing. PHH shall use its best efforts to complete the processing and closing of all Mortgage Loans originated pursuant to this Agreement in the time frame requested by the Customer at the time of Mortgage Loan application. PHH shall: (i) prepare all required Mortgage Loan closing documents in the name of MLCC in accordance with MLCC’s applicable state and/or federal lending licenses or exemption, as the case may be; (ii) arrange for their execution by Customer, as appropriate; (iii) provide the Customer with a copy of the MLCC Privacy Policy in accordance with the Privacy Requirements; and (iv) arrange for the Mortgage Loan closing. All Mortgage Loans shall be closed in the name of MLCC. On purchase money Mortgage Loans, PHH shall meet the closing date set by the Customer or PHH shall [* * *] (unless the failure to meet such deadline shall be caused by MLCC’s non-compliance with Section 6(k), in which case MLCC shall [* * *]). For refinance loans, PHH acknowledges and will use its best efforts (taking into consideration factors such as periods of high volume loan refinance activity (as substantiated by the Refinance Application Index as promulgated by the Mortgage Bankers Association and subject to MLCC’s compliance with Section 6(k), as applicable)) to perform its obligations hereunder to complete the processing and closing in a manner consistent with MLCC’s policy of closing such loans within thirty (30) days from the date of application.
          (f) Exception Loans. PHH shall promptly advise MLCC about any application for a Mortgage Loan that PHH determines does not meet the MLCC Underwriting Guidelines (“Exception Loan”). MLCC may, in its sole discretion, advise PHH to process such Mortgage Loan and, if so, upon what terms and conditions PHH shall process such Mortgage Loans. MLCC shall at all times during this Agreement maintain sufficient levels of staffing and resources

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

necessary to comply with the preceding sentence. Upon such direction by MLCC, PHH shall complete the performance of the Origination Services with respect to such Exception Loan. PHH shall issue Approval Letters on those applications associated with an Exception Loan. All Approval Letters issued with respect to Exception Loans shall be for loans to be made at the interest rates set forth on the MLCC rate sheet for the applicable product type, taking into account the applicable origination points, discount points, Concessions and/or lock-in fees. MLCC shall reimburse PHH for any reasonable, customary and documented out-of-pocket costs and expenses incurred in the origination of any Exception Loan, to the extent such documented out-of-pocket costs and expenses exceed PHH’s normal costs and expenses incurred with respect to the origination of a Mortgage Loan.
          (g) Compliance and Performance Reviews. MLCC, its officers, employees and agents, including third-party attorneys and accountants and auditors, and regulatory officials with regulatory authority over MLCC may, from time to time, and at their sole cost and expense, perform reviews, including, but not limited to, onsite visits to ensure that PHH is conducting its activities and performing its obligations under this Agreement in accordance with all Applicable Requirements. PHH shall provide, during normal business hours and reasonable advance notice, access to such documents, books, reports, policies and procedures, personnel and systems and other support and assistance as MLCC may reasonably request for the purpose of carrying out such reviews. MLCC’s rights under this paragraph shall survive any subsequent sale of any Mortgage Loan to PHH.
          (h) Access to Documents and Employees. PHH hereby agrees that it shall, at its sole cost and expense, make available, or cause to be made available, to MLCC or any person designated by MLCC, in a timely manner, all documents or materials in the possession of PHH that MLCC is required to supply to any federal or state regulatory body with respect to the matters contemplated by this Agreement. In furtherance of the foregoing, PHH shall, at its sole cost and expense, make available, or cause to be made available, during normal business hours and reasonable advance notice, to MLCC or any person designated by MLCC, resources, including, but not limited to, access to employees, sufficient to respond adequately to any issue or concern raised by such federal or state authorities. Any fine, penalty, levy or restitution ordered by any such federal or state body that would give rise to indemnity by PHH pursuant to Section 32 herein shall be paid by PHH or, if MLCC shall have paid any such amount, PHH shall immediately reimburse MLCC for such amount. MLCC’s rights under this paragraph shall survive any subsequent sale of any Mortgage Loan to PHH.
          (i) PHH Maintenance of Licenses. PHH hereby agrees that it shall, at its own cost and expense, obtain and maintain any and all licenses and registrations, and cause any of its employees to obtain any and all licenses and registrations, that are necessary or desirable in the performance of the Origination Services to be provided by PHH pursuant to the terms of this Agreement.
          (j) MLCC Maintenance of Licenses. MLCC hereby agrees that it shall, at its own cost and expense, obtain and maintain any and all licenses and registrations, and cause any of its employees to obtain any and all licenses and registrations, that are necessary to permit the Mortgage Loans to be originated in its name as contemplated by this Agreement and to file required reports and respond to investigations and inquiries of state examiners in relation thereto and to submit any reports thereto (including any required HMDA reports). MLCC shall at all times during this Agreement maintain sufficient levels of staffing and resources necessary to comply with the preceding sentence although nothing herein shall be construed to relieve PHH of its obligations to comply with Applicable Requirements pursuant to the terms of this Agreement. Further, PHH acknowledges and agrees that it is PHH’s responsibility to promptly furnish MLCC with such information and documentation requested by MLCC that is reasonable or necessary to comply with its obligations under this paragraph (j).
          (k) Mortgage 100sm Loans. With respect to any Mortgage Loan which is an Additional Collateral Mortgage Loan, MLCC hereby agrees that it shall, at its own cost and expense and in accordance with MLCC’s internal guidelines and procedures regarding such loans as attached hereto as Exhibit F, carry out and perform in a timely manner all functions associated with the establishment and administration of Securities Accounts for Additional Collateral Mortgage Loans. MLCC shall also prepare, process and deliver, or cause to be delivered at or prior to closing, all documentation necessary in connection with the pledge of the Additional Collateral pertaining to such Additional Collateral Mortgage Loans. MLCC and PHH hereby agree to consult and cooperate with each other in connection with the origination, processing and closing of Additional Collateral Mortgage Loans. MLCC shall at all times during this Agreement maintain sufficient levels of staffing and resources necessary to comply with this paragraph.
          (l) Work Policy. Personnel of either Party working on the premises of the other Party (excluding in the case of PHH, premises of MLCC leased to PHH), and all other Personnel required by Law or government rules or regulations, shall comply with the safety, security and other regulations of the other Party generally applicable to its outside contractors and Personnel particular to each work location, including, where applicable, internal security department fingerprinting, photographing and screening processes. Personnel of a Party, when deemed appropriate by the other Party, will be issued visitor identification cards. Each such card will be surrendered by upon demand by the other Party or upon termination of this Agreement or completion of the relevant MLCC Services. Unless otherwise agreed by the Parties, Personnel of each Party will observe the working hours, working rules, and holiday schedules of the other Party while working on the other Party’s premises (excluding in the case of PHH, premises of MLCC leased to PHH). Each Party shall advise the other Party immediately in the event that any Personnel with security access to any premises of the other Party (i) is no longer assigned to perform MLCC Services, or (ii) is no longer employed by such Party.
          (m) Use of Hardware and Software. In the event that PHH shall be performing MLCC Services on behalf of MLCC and any third party utilizing common hardware and/or Software, MLCC shall have the right, on reasonable notice to PHH and at MLCC’s sole cost and expense, to audit such hardware and Software to ensure segregation of MLCC Data from third party data adequate to prevent unauthorized disclosure of MLCC Data to third parties, and to ensure the security of MLCC Data in accordance with normal industry practices, provided that such audit shall not disrupt PHH’s ability to perform the MLCC Services.
          (n) Technical Architecture Standards. On notice thereof, PHH shall comply with all reasonable MLCC information management technical architecture standards related to interfacing with MLCC systems, as identified and amended by MLCC from time to time.
          (o) Compliance with Policies. PHH shall, upon notice thereof by MLCC, comply with all of MLCC’s commercially reasonable policies and procedures regarding security and safeguarding of MLCC Data.

          (p) Continuation of MLCC Services. PHH acknowledges that the provision of MLCC Services is critical to the business and operations of MLCC. In the event of a fee dispute between MLCC and PHH pursuant to which either Party in good faith believes it is entitled to withhold payment of the disputed amount or for which either Party in good faith believes payment is due, each Party shall continue to perform its obligations under the Ancillary Agreements, including continuing to pay undisputed amounts. Neither Party shall not under any circumstances suspend or disrupt, or seek any injunctive or other equitable relief for the purpose of suspending or disrupting, directly or indirectly, provision of the services to the other Party under the Ancillary Agreements or the normal business operations of the other Party.
          Section 7. Mortgage Loan Funding. PHH shall send MLCC funding instructions via facsimile in the form attached hereto as Exhibit B for each funding of a Mortgage Loan or construction draw related to a Mortgage Loan to be closed by PHH on behalf of MLCC. Upon receipt of each such funding instruction from PHH, MLCC shall fund the Mortgage Loan at the Funding Amount by wire transfer of immediately available funds to an account designated by PHH. Such account shall be a custodial account held by PHH for the benefit of MLCC. PHH shall not request MLCC to fund a Mortgage Loan or construction draw for a Construction Loan more than one (1) Business Day prior to the date PHH expects to disburse the proceeds of such Funding Amount. By giving such funding instructions, PHH shall be deemed to have certified to MLCC that all conditions of the Approval Letter are satisfied, and such Mortgage Loan shall, upon closing, satisfy all Applicable Requirements.
          If MLCC has wired the Funding Amount to PHH as described above and the Mortgage Loan does not close on the scheduled closing date for any reason whatsoever, PHH will, upon receipt of notice of the failed closing, [* * *].
          Section 8. Amendment of Exhibit A. PHH agrees that Exhibit A hereto may be amended by MLCC during the month of January 2003 and during every second January thereafter by sending written notice to PHH of such amendments; provided, however, that each such amendment may change no more than ten Persons on such Exhibit; provided further, that (i) Persons added to Exhibit A shall be Persons which are Financial Services Firms and (ii) Exhibit A shall not at any time contain more than twenty Persons.
          Section 9. Communications. (a) The Parties shall develop commercially reasonable, appropriate and cost-effective voice, data, facsimile and e-mail processes and systems to support communication between them, including the distribution of products, pricing, service level status, loan processing status, and Customer information and funding or purchasing of Mortgage Loans. Each Party shall pay the costs it incurs in developing such communications.
          (b) PHH shall provide MLCC on a daily, monthly or yearly basis, as the case may be, the reports that are required to be provided by PHH to MLCC as of the Effective Date pursuant to the Mortgage Loan Purchase and Services Agreement, dated as of September 24, 1997, as amended, between MLCC and PHH and as may otherwise be agreed to in writing by the Parties.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Section 10. Use of MLCC Name and Logo. The provisions of the Trademark Use Agreement, a copy of which is attached and made a part hereof as Exhibit C, are hereby incorporated by reference as if fully set forth in this Origination Agreement.
          Section 11. Retention of Marketing Rights. Nothing in this Origination Agreement shall restrict, limit or prohibit in any way MLCC’s right to offer other products and services to Customers and former Customers as well as any other individual or entity.
          Section 12. Origination Assistance Fee Paid by MLCC. (a) For PHH’s services (including the provision of certain facilities) as described in this Origination Agreement, and for the liability PHH assumes in providing such services and facilities, MLCC shall pay to PHH a fee (an “Origination Assistance Fee”) of $[* * *] for each Conforming Conventional Mortgage Loan, $[* * *] for each Jumbo/Non-Conforming Mortgage Loan, $[* * *] for each PrimeFirst® Loan, $[* * *] for each Construction Loan, $[* * *] for each Standalone Equity Access Loan and $[* * *] for each Piggyback Equity Access Loan processed and closed by PHH hereunder; provided, however, that with respect to any Pipeline Loan that becomes a Mortgage Loan, MLCC shall pay PHH in accordance with the terms of the Letter Agreement, dated as of December 15, 2000, executed by PHH and MLCC (the “Letter Agreement”).
          (b) With respect to any Pipeline Loan, notwithstanding the proviso at the end of paragraph (a) above, the other provisions of this Agreement shall apply to such Pipeline Loans upon such Pipeline Loan becoming a Mortgage Loan.
          (c) MLCC agrees to pay the Origination Assistance Fee to PHH at the time of Mortgage Loan Funding as part of the Mortgage Loan Funding Amount as described in Section 7.
          (d) The Parties acknowledge and agree that with respect to the Origination Assistance Fee paid to PHH for a Construction Loan, $[* * *] of such fee shall compensate PHH for its performance of certain processing and administration services relating to such Construction Loan between the time such Construction Loan is first funded through and including the conversion of such Construction Loan into a permanent Mortgage Loan. PHH hereby agrees to perform such services for and on behalf of MLCC during such period in a manner consistent with reasonable commercial practices associated with the administering and servicing of such Mortgage Loans.
          (e) The Parties agree that the amount of the Origination Assistance Fee is equal to the fair market value of the services and facilities provided and liability assumed by PHH under this Origination Agreement as of the Effective Date.
          (f) With respect to PrimeFirst® Loans, Construction Loans and Equity Access Loans, PHH agrees to include, or cause the closing agent to collect, on behalf of MLCC, the loan origination fee charged in respect of such Mortgage Loans. PHH shall, in accordance with Section 13, cause the closing agent to collect all Customer Fees and Charges from the Customer at closing. Upon receipt of such funds from the Customer, PHH shall promptly remit to MLCC an amount equal to the origination fee collected in accordance with the first sentence of this paragraph (f).
(g) PHH agrees that if at any time after the Effective Date, [* * *.]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Section 13. Customer Fees and Charges. (a) At Mortgage Loan closing and at such other times as may be customary, the closing agent may collect from the Customer and forward to PHH an amount (“Customer Fees and Charges”) equal to the sum of: (i) all reasonable charges or fees paid or incurred by PHH for taking the Mortgage Loan application, locking in Mortgage Loan Pricing, surveys, title insurance premiums, appraisal fees, abstract and attorneys’ fees, recording or registration charges, escrow fees, document preparation fees, credit report charges, tax service fees and similar charges, and all other reasonable and customary third-party charges for settlement services contracted for and permitted by applicable law related to the origination of a Mortgage Loan; and (ii) all origination and discount points or other similar amounts described in the Mortgage Loan Pricing for such Mortgage Loan.
          (b) MLCC may, from time to time, establish and set the amount of the origination fee to be charged to the Customer as part of the Customer Fees and Charges, and PHH hereby agrees to charge, or cause the closing agent to charge, each Customer such amount.
          (c) With respect to all Mortgage Loans, any non-third party fees charged to the Customer which collectively exceed $[* * *] shall be collected by PHH and shall be remitted promptly to MLCC. With respect to any Alternative Loan, any non-third party Customer Fees and Charges charged to a Customer shall be collected by PHH and shall be remitted promptly to MLCC.
          (d) PHH will collect, control and manage all Customer Fees and Charges and any other application fees, deposits and other fees paid by loan applicants to or for the credit of MLCC and disburse Customer Fees and Charges in a timely and accurate manner to third-party service providers, MLCC, or PHH, as applicable (e.g., good faith, deposit application fees).
          (e) The amount, payor and payee of any Customer Fees and Charges shall be described in the Mortgage Loan Disclosures in accordance with the Mortgage Lending Laws, as defined herein. PHH shall retain and distribute the Customer Fees and Charges to third parties or MLCC, as the case may be, including settlement service providers, in accordance with applicable law and this Origination Agreement. PHH covenants and agrees that the payment of Customer Fees and Charges to third parties shall be made in a timely manner, in accordance with payment terms governing such relationships, and any failure to do so shall be subject to the indemnity set forth in Section 32 herein.
          Section 14. [* * *]. (a) PHH shall, on behalf of MLCC, [* * *]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          (b) The PHH Pricing shall be [* * *].
          (c) The PHH Pricing for Customers in the Telemarketing Origination Channel as described in Section 5 shall, [* * *].
          (d) A breach or default by PHH of its covenants or performance obligations contained in this Section 14 shall constitute a “material breach or default” for purposes of Section 22(a)(i).
          (e) PHH shall promptly inform MLCC in writing of any notices it receives with respect to any lawsuits, governmental investigations and/or findings with respect to Mortgage Loans originated and closed under the Program.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Section 15. Legal and Regulatory Compliance. a) The communications made and actions taken or not taken by PHH when performing its obligations under this Origination Agreement shall comply in all material respects with the requirements of all Applicable Requirements and all applicable Mortgage Lending Laws. As used in this Origination Agreement, the term “Mortgage Lending Law” means any federal, state or local constitution, statute, rule, regulation or similar legal requirement applicable to the communication with, and marketing directed toward customers; the application for Mortgage Loans; the Mortgage Pre-Approval Decision process described herein; the processing of Mortgage Loan applications; the communication to the Customer of a Mortgage Loan underwriting decision; and the closing and funding of a Mortgage Loan as well as the preparation, execution and delivery of Mortgage Loan Documents and Mortgage Loan Disclosures. As used in this Origination Agreement, the term “Mortgage Loan Documents” shall mean the Mortgage Loan application form or other document of similar function, the note, mortgage, deed of trust, security deed or other security instrument, rider, addendum and any other document executed or delivered in connection with a Mortgage Loan. The term “Mortgage Loan Disclosure” shall mean any disclosure, notice or other document that, according to a Mortgage Lending Law, is to be provided to a Customer by or on behalf of MLCC in connection with a Mortgage Loan and an application for a Mortgage Loan. Mortgage Lending Laws include, but are not limited to, the following:
     (i) the record keeping and reporting requirements of the Home Mortgage Disclosure Act (“HMDA”);
     (ii) The Real Estate Settlement Procedures Act and Regulation X (24 C.F.R. Part 3500);
     (iii) The Fair Housing Act;
     (iv) The Fair Credit Reporting Act;
     (v) The Flood Disaster Protection Act;
     (vi) The Truth-in-Lending Act and (Regulation Z);
     (vii) The National Housing Act;
     (viii) The Servicemen’s Readjustment Act;
     (ix) The Equal Credit Opportunity Act and (Regulation B);
     (x) Usury limitations; and
     (xi) The Homeowner’s Protection Act.
          (b) Notwithstanding the provisions of Section 13(a), PHH shall have no obligation under this Origination Agreement with respect to a violation of a Mortgage Lending Law if such violation is due to the failure of MLCC to perform one or more of its duties or obligations under this Agreement.
          (c) Each party shall keep in full effect their respective existences, rights and franchises or corporations in the states of their incorporation except as permitted herein, and will obtain and preserve their respective qualifications to do business as foreign entities in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and/or to perform their respective duties under this Agreement.
          (d) PHH shall not make any HOEPA High Cost or Section 32 loans on behalf of MLCC under this Program or otherwise engage in activities in performing Origination Services hereunder that would be generally viewed by the mortgage industry to be “predatory.”
          (e) PHH shall promptly inform MLCC in writing of any notices it receives with respect to any lawsuits, governmental investigations and/or findings with respect to Mortgage Loans originated and closed under the Program.
          Section 16. Mortgage Loan Representations, Warranties and Covenants of PHH. Except as otherwise provided in Section 15(b), PHH represents, warrants and covenants to MLCC, with respect to each Mortgage Loan processed or closed by PHH under the terms of this Origination Agreement, as of the date of the Mortgage Loan’s closing, that:
     (a) Each Mortgage Loan underwritten and approved by PHH for closing meets MLCC Underwriting Guidelines and Mortgage Loan Pricing applicable to that Mortgage Loan Type in all material respects.
     (b) The procedures used by PHH to receive and process applications and apply the MLCC Underwriting Guidelines, as applicable, to such applications and close and fund Mortgage Loans comply in all material respects with all Applicable Requirements, including but not limited to the Mortgage Lending Laws, and the applicable rules and regulations under all such laws.
          Section 17. Representations. Warranties and Covenants of PHH for Mortgage Loans. PHH hereby represents and warrants to MLCC, as to each Mortgage Loan processed by PHH under this Agreement (including those loans for which no closing occurs, to the extent applicable), and as of each respective closing date or such other date as may be specified below, that:
     (a) With respect to those Mortgage Loans for which there is a requirement to deposit funds into an escrow account for payment of taxes, assessments, insurance premiums and similar items as they become due, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other outstanding charges which constitute a lien on the related Mortgaged Property. No escrow deposits or escrow payments or other charges or payments due have been capitalized under the related Mortgage or Mortgage Note;
     (b) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments contained in the Mortgage File, approved, if necessary, by any insurer under any primary insurance policy and recorded in all places necessary to maintain the first priority of the lien;
     (c) All buildings upon the Mortgaged Property are required to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily included in extended coverage in the area where the Mortgaged Property is located, pursuant to standard hazard insurance policies in an amount which is equal to the lesser of (A) the replacement cost of the improvements securing such Mortgage Loan or (B) the principal balance owing on such Mortgage Loan. To the best knowledge of PHH, all such standard hazard policies are in effect. On the date of origination, such standard hazard policies contained a standard mortgagee clause naming MLCC or the originator of the Mortgage Loan and their respective successors in interest as mortgagee and, to the best knowledge of PHH, such clause is still in effect and, to the best of PHH’s knowledge, all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1994, as amended, such Mortgaged Property is covered by flood insurance in the amount required under the National Flood Insurance Act of 1994. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;
     (d) At the time of origination of such Mortgage Loan and thereafter, all Applicable Requirements have been complied with in all material respects, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws required to be complied with by the originator of the Mortgage Loan and applicable to the Mortgage Loan;
     (e) Ownership of the Mortgaged Property is held in fee simple or a leasehold estate. With respect to Mortgage Loans that are secured by a leasehold estate, (i) the lease is valid, in full force and effect, and conforms to all of FNMA’s requirements for leasehold estates; (ii) all rents and other payments due under the lease have been paid; (iii) the lessee is not in default under any provision of the lease; (iv) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years; and (v) the terms of the lease provide a Mortgagee with an opportunity to cure any defaults. Except as permitted by the fourth sentence of this paragraph, the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance. The Mortgage and the Mortgage Note do not contain any evidence on their face of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not in the aggregate adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein. With respect to each Cooperative Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the Cooperative Apartment securing the related Mortgage Note subject to only to (a) the lien of the related cooperative for unpaid assessments representing the Mortgagor’s pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject. and (b) other matters to which the collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related proprietary lease for the Cooperative Apartment may be subordinated or otherwise subject to the lien of a Mortgage on the cooperative building;
     (f) The Mortgage Note is not subject to a third-party’s security interest or other rights or interest therein;
     (g) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. An obligor of the debt evidenced by the Mortgage Note is a natural person;
     (h) Each Mortgage Loan is covered by an ALTA lender’s title insurance policy on other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring MLCC, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan;
     (i) To the best of PHH’s knowledge, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and, to the best of PHH’s knowledge, no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;
     (j) To the best of PHH’s knowledge, all improvements subject to the Mortgage, lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances and building laws and ordinances;

     (k) Each Mortgage Loan was originated by PHH on behalf of MLCC. Each Mortgage Loan was underwritten in accordance with the MLCC Underwriting Guidelines as in effect at the time of origination. The Mortgage contains the usual and customary provision of PHH at the time of origination for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the related Mortgaged Property is sold or encumbered without the prior consent of the mortgagee thereunder;
     (l) The Mortgaged Property at origination was and, to the best of PHH’s knowledge, currently is free of material damage and waste and at origination there was, and to the best of PHH’s knowledge there currently is, no proceeding pending for the total or partial condemnation thereof;
     (m) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee’s sale or judicial foreclosure, and (2) otherwise by judicial foreclosure. PHH has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;
     (n) If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;
     (o) With respect to each Mortgage Loan, there is an appraisal on a FNMA-approved form (or a narrative residential appraisal) of the related Mortgaged Property that conforms to the applicable requirements of the Financial Institutions Reform Recovery and Enforcement Act and that was signed prior to the approval of such Mortgage Loan application by a qualified appraiser, appointed by PHH as the originator of such Mortgage Loan, and the appraiser has no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan;
     (p) The Mortgaged Property is a single-family (one- to four-unit) dwelling residence erected thereon, or an individual condominium unit in a condominium, or a Co-operative Apartment or an individual unit in a planned unit development or in a de minimis planned unit development as defined by FNMA. No such property is commercial property, is a mobile home or a manufactured dwelling which is not permanently attached to the land;
     (q) Except as set forth on the Loan Purchase Schedule no Mortgage loan provides for negative amortization;
     (r) No Mortgage Loan had an original term in excess of thirty (30) years;

     (s) PHH has in full force and effect an errors and omissions policy or policies and a blanket bond satisfactory to FNMA and FHLMC. MLCC shall have the right to obtain a copy of such policies or blanket bond at any time and be named as an additional insured if MLCC deems appropriate and necessary; and
     (t) If a Mortgage Loan originated pursuant to this Agreement is subsequently purchased by PHH, PHH shall not be deemed to have made any of the representations contained in this Section 17 with respect to such Mortgage Loan.
          The representations and warranties set forth above shall survive the transfer of the Mortgage Loans and the delivery of the Mortgage Files as to between MLCC and PHH, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File. Upon discovery by either PHH or MLCC of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of MLCC in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. PHH shall have a period of ninety (90) days from its discovery or its receipt of notice of any such breach within which to correct or cure such breach. If any such breach cannot be corrected or cured within such ninety-day period, PHH shall, at MLCC’s option, promptly purchase any such Mortgage Loan from MLCC for an amount equal to the unpaid principal balance of such Mortgage Loan on the date of purchase, plus any accrued and unpaid interest and applicable fees which shall have been collected by PHH from a Customer as of the date of repurchase.
          Section 18. Mortgage Loan Representations and Warranties of MLCC. MLCC, on behalf of itself and MLCC Affiliates, represents and warrants to PHH, with respect to each Mortgage Loan, that:
     (a) To the best of MLCC’s knowledge, information and belief, all information provided by MLCC to PHH pursuant to this Agreement is true and accurate, in all material respects.
     (b) MLCC has complied in all material respects with the Mortgage Lending Laws applicable to its obligations under this Agreement.
     (c) MLCC Underwriting Guidelines comply with the Mortgage Lending Laws in all material respects.
          Section 19. General Representations, Warranties and Covenants of PHH. PHH represents and warrants and covenants to MLCC, as of the Effective Date and throughout the term of this Origination Agreement, that:
     (a) PHH is a corporation, duly organized and validly existing under the laws of the State of New Jersey.
     (b) To the best of PHH’s knowledge, information and belief, all information provided by PHH to MLCC pursuant to this Agreement is true and accurate, in all material respects.
     (c) PHH has the corporate power and authority to enter into and perform this Origination Agreement and the transactions contemplated hereby. The Origination

Agreement has been duly authorized by all necessary corporate action of PHH. This Origination Agreement constitutes the legal, valid, and binding obligation of PHH enforceable in accordance with its terms, except as such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforcement is sought in equity or at law).
     (d) PHH has all federal, state, and local governmental authorizations, approvals or licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted and as contemplated by this Agreement or as it is proposed to be conducted, including but not limited to: (i) being duly qualified to transact business in each jurisdiction in which such qualification is required; (ii) being duly licensed and in good standing to originate, process, underwrite and close Mortgage Loans in each state in which such license is required; (iii) being duly licensed and in good standing to originate, process, underwrite and close Mortgage Loans insured or guaranteed by the Federal Housing Administration and the U.S. Department of Veterans Affairs; and (iv) being duly approved and in good standing as a seller/servicer of Mortgage Loans by FNMA and FHLMC and as an issuer by the Government National Mortgage Association.
     (e) The performance of this Origination Agreement by PHH shall not violate or conflict with PHH’s Articles of Incorporation or by-laws or any material contracts or other instruments to which it is a party or by which it is bound.
     (f) No action, suit or proceeding is pending, or, to PHH’s knowledge, threatened, against PHH that would prevent PHH from consummating the transactions contemplated by this Origination Agreement.
     (g) PHH shall perform its obligations under this Origination Agreement in accordance with prudent mortgage loan origination practices, the Mortgage Lending Laws and any other Applicable Requirements, and generally as if the Mortgage Loans were originated, processed, underwritten and closed in the name and for the benefit of PHH rather than MLCC.
     (h) PHH agrees to use commercially reasonable efforts to do all acts and things that MLCC may reasonably request for the purpose of complying with any requests related to (i) the imposition of new or modified requirements by any regulatory agency with supervisory authority over MLCC, (ii) the need to address criticisms or suggestions made by any regulatory agency in the course of an examination of MLCC, and (iii) the need to modify existing procedures to address technological changes or improvements in the provision of services covered by this Agreement. PHH shall be reimbursed by MLCC for any documented, material, incremental costs it incurs in complying with clause (iii) of the preceding sentence.
          Section 20. General Representations, Warranties and Covenants of MLCC. MLCC represents and warrants to PHH, as of the Effective Date and throughout the term of this Origination Agreement, that:
     (a) As of the Effective Date, MLCC is a corporation, duly organized and validly existing under the laws of Delaware.

     (b) MLCC has the power and authority to enter into and perform this Origination Agreement and the transactions contemplated hereby. The Origination Agreement has been duly authorized by all necessary action of MLCC. This Origination Agreement constitutes the legal, valid, and binding obligation of MLCC enforceable in accordance with its terms, except as such enforceability may be subject to: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforcement is sought in equity or at law).
     (c) At the time it commences its business activities in any location or for a particular category of loan, MLCC will have all federal, state, and local governmental authorizations, approvals or licenses necessary for it to own or lease its properties and assets and to carry on its business as it is proposed to be conducted, including but not limited to: (i) being duly qualified to transact business in each jurisdiction in which such qualification is required for MLCC; and (ii) being duly licensed and in good standing to originate Mortgage Loans in each state in which such license is required for MLCC.
     (d) The performance of this Origination Agreement by MLCC shall not violate MLCC’s organizational documents or any material contracts or other instruments to which it is a party or by which it is bound.
     (e) No action, suit or proceeding is pending, or, to MLCC’s knowledge, threatened, against MLCC that would prevent MLCC from consummating the transactions contemplated by this Origination Agreement.
     (f) The performance by MLCC of its obligations under this Origination Agreement in connection with the origination of Mortgage Loans shall not violate in any material respect the Mortgage Lending Laws.
          Section 20A. Mutual Representations. Each Party hereby represents and warrants to the other Party as follows:
     (a) Kickbacks. No employee, agent or representative of the other Party has been offered, shall be offered, has received, or shall receive, directly or indirectly, from such Party, any gratuities, merchandise, cash, services benefit, fee, commission, dividend, gift, or other inducements or consideration of any kind in connection with this Agreement.
     (b) Government Officials. No person employed by such Party in connection with the performance of its obligations under this Agreement is an official of the government of any foreign country, or of any agency thereof, and no part of any moneys or consideration paid to such Party hereunder shall accrue for the benefit of any such official.
     (c) No Relation. No individual who will receive specific compensation from such Party as a result of the execution of this Agreement is related to any public official or official of any issuer of municipal securities. For purposes of this Section, the term “official of an issuer of municipal securities” means any person who is an incumbent, candidate or successful candidate (a) for elective office of any issuer which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of a broker, dealer or municipal securities dealer for municipal securities business by such issuer, or (b) for any elective office of a state or of any political subdivision, which office has authority to appoint any official(s) of such issuer. The term “related” applies when a person is related by blood or marriage.
          Section 21. Records Preservation, Retention, and Reporting. (a) PHH acknowledges and agrees that the Mortgage Loan Documents and all other documents evidencing, underlying or relating to the Mortgage Loans are the property of MLCC, and that until such time that MLCC sells such Mortgage Loans to PHH or others, PHH shall, as custodian thereof, hold and keep any such Mortgage Loan documents and other related documents in the manner described in paragraph (b) below. As to Alternative Loans, PHH shall provide MLCC or its documents custodian with the originals of all Mortgage Loan Documents within the possession or control of PHH within five (5) Business Days of receipt thereof. MLCC’s rights under this paragraph shall survive any subsequent sale of any Mortgage Loan to PHH.
          (b) To the extent PHH does not tender the original Mortgage Loan documents to MLCC, PHH shall hold and be responsible for Mortgage Loan documents within a secure and controlled environment. PHH will protect such Mortgage Loan documents from destruction or loss and from the unauthorized or illegal divulgence of confidential information and any information relating to the Mortgage Loan or the Customer. Upon reasonable request therefor, the Mortgage Loan documents will be readily available at all times after the Effective Date for use and examination by MLCC or its authorized agents (including outside accountants) or any regulatory authority for any reason whatsoever, including, with limitation, use and examination in connection with complying with any federal, state or local law or regulation or in the performance of internal auditing. PHH may perform its obligations under this subsection (b) through an agent selected by PHH; the use of an agent in this manner, however, shall not relieve PHH from responsibility for any of said obligations.
          (c) PHH shall, at its own cost and expense, maintain all records and Mortgage Loan documents in accordance with all Applicable Requirements, and such reasonable additional requirements as MLCC may provide to PHH. PHH shall permit MLCC to have access to such records in a manner that enables MLCC, at its expense, to comply with all record keeping requirements of the Mortgage Lending Laws and any other law applicable to MLCC.
          (d) PHH shall be solely responsible for the preparation, periodic testing, review and implementation of disaster recovery, emergency preparedness and business resumption plans, and the expenses associated therewith. MLCC shall retain the right to review the disaster recovery, emergency preparedness and business resumption plans, and make reasonable recommendations consistent with those required by its regulators, and PHH shall take commercially reasonable efforts to implement such recommendations.
          Section 22. Term: Termination. This Origination Agreement shall automatically expire and terminate upon the earlier of (i) December 31, 2010 (the “Initial Termination Date”) and (ii) the date upon which the Loan Purchase and Sale Agreement, dated as of the date hereof, between the parties hereto, is terminated in accordance with the terms thereof. So long as neither a PHH Performance Failure nor an MLCC Performance Failure shall have occurred, this Agreement shall be automatically extended, subject to the following sentence, without any action by the parties hereto for one (1) additional five (5) year term from and after the Initial Termination Date (the “Extension Term”).
[ * * *]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

  For the avoidance of doubt, if either a PHH Performance Failure or an MLCC Performance Failure shall have occurred, there shall be no extension of this Agreement, unless, at least six months prior to the Initial Termination Date, either MLCC or PHH shall have sent a written notice to the other party stating that notwithstanding the PHH Performance Failure or the MLCC Performance Failure, as the case may be, such party is willing to extend this Agreement for the Extension Term. Notwithstanding the foregoing, in the event that (A) a Party shall materially breach any of its representations, warranties or covenants or shall materially default in the performance of any of its duties or obligations hereunder, and such breach or default shall not be substantially cured within sixty (60) days after written notice specifying the breach or default has been given by the non-breaching or non-defaulting Party, such non-breaching or non-defaulting Party may, by giving written notice thereof to the breaching or defaulting Party, terminate this Agreement for cause as of a future date specified in such notice of termination; (B) an insolvency, bankruptcy or similar proceeding shall have been commenced, or a decree or order of an appropriate court, agency or supervisory authority for the appointment of a conservator, receiver or liquidator shall have been entered against the other Party (the “Bankrupt Party”), then the other Party may, by giving written notice thereof to the Bankrupt Party, terminate this Agreement for cause as of a future date specified in such notice of termination; (C) PHH’s good standing with HUD or both Fannie Mae and Freddie Mac shall have been revoked for cause (it being understood that PHH may choose to cease doing business with one but not both of Fannie Mae or Freddie Mac) and PHH fails to have such good standing reinstated within thirty (30) days, then MLCC may, by giving notice thereof to PHH, terminate this Agreement for cause as of a future date specified in such notice of termination; or (D) a PHH Competitor Change of Control shall have occurred, then at any time after MLCC shall have received notice of such PHH Competitor Change of Control, MLCC may, by giving written notice thereof to PHH, terminate this Agreement as of a future date specified in such notice of termination; or (E) a PHH Change of Control (other than a PHH Competitor Change of Control) shall have occurred, then at any time within 30 days after the two year anniversary of such PHH Change of Control, MLCC may, by giving written notice thereof to PHH, terminate this Agreement as of a future date specified in such notice of termination; or (F) PHH shall have materially breached any of its representations, warranties or covenants contained in the Trademark Use Agreement and such breach shall not have been cured within the time frame prescribed therein, then MLCC may, by giving written notice thereof to PHH, terminate this Agreement for cause as of a future date specified in such notice of termination. The representations, warranties and covenants of the Parties made herein and the respective obligations of each Party hereunder to indemnify and hold harmless the other Party shall survive the termination of the Origination Agreement. Termination of the Origination Agreement in accordance with these provisions shall have no effect on Mortgage Loan applications in process at the time of such termination, which applications shall be processed to closing or denial.
          Section 22A. Termination Assistance. (a) Termination Assistance Services. Upon expiration or termination of all or part of the MLCC Services for any reason, PHH shall for a period of one (1) year (the “Termination Assistance Period”), upon MLCC’s request and at MLCC’s expense, continue to provide the MLCC Services that were provided prior thereto (“Termination Assistance Services”). In providing Termination Assistance Services, PHH shall provide such reasonable cooperation and technical assistance to MLCC, or to a third-party service provider designated by MLCC, as required to facilitate the transfer of the affected MLCC Services to MLCC or such third-party service provider. The rights of MLCC under this Section shall be without prejudice to the Parties’ rights to pursue legal remedies for breach of this Agreement, either for breaches prior to termination or during the period this Agreement is continued in force post-termination. Termination Assistance Services shall be provided for the same fees as prior to termination, and PHH shall use commercially reasonable efforts to perform the MLCC Services at the same service levels as prior to termination. MLCC hereby agrees to continue to provide the services or meet its obligations contemplated to be provided by it under the Agreement during the Termination Assistance Period in order to assist PHH in complying with this Section 22A(a).
          (b) Development of Transition Plan. If and to the extent requested by MLCC, whether prior to, upon, or following any termination of this Agreement, PHH shall reasonably assist MLCC in developing a plan which shall specify the tasks to be performed by the Parties in connection with the Termination Assistance Services and the schedule for the performance of such tasks. The transition plan shall include descriptions of the MLCC Services, service levels, fees, documentation and access requirements that will promote an orderly transition of the MLCC Services.
          (c) Post-Termination Assistance. For a period of six (6) months following the Termination Assistance Period, PHH shall: (i) answer all reasonable and pertinent verbal or written questions from MLCC regarding the MLCC Services on an “as needed” basis; and (ii) deliver to MLCC any remaining MLCC-owned reports and documentation still in PHH’s possession.
          Section 23. Cooperation. The Parties acknowledge that the success of their efforts under this Origination Agreement depends on the cooperation of each of them. Accordingly, each of the Parties shall use its best efforts and confer in good faith in an attempt to agree upon any matter hereunder which requires such agreement, to implement the Mortgage Loan origination program contemplated by this Agreement, and to any and all improvements, modifications or enhancements of the internal systems of either Party hereto, all as soon as possible.
          Section 24. No Partnership. This Origination Agreement is intended to be, and shall be construed to be, the formation of an independent contractor relationship and not a partnership or joint venture between the Parties.
          Section 25. Notices. Any notice under this Origination Agreement shall be in writing. Any notice to be given or document to be delivered to a Party pursuant to this Origination Agreement shall be effective when either received in person or by certified mail, postage prepaid, addressed to the Party at the following address, or as the Party may subsequently designate:

MLCC:
Merrill Lynch Credit Corporation
4802 Deer Lake Drive East
Jacksonville, FL 32246-6484
Attention: President
Facsimile:
with a copy to:
Merrill Lynch Credit Corporation
4802 Deer Lake Drive East
Jacksonville, FL 32246-6484
Attention: General Counsel
Facsimile: (904) 218-8848
PHH:
Cendant Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Robert C. Andwood
                Mail Stop CS
Facsimile: 856-917-6702
with a copy to:
General Counsel’s Office
Cendant Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: William F. Brown
                 Mail Stop LGL
Facsimile: 856-917-9422
          Any notice sent by registered, certified or overnight mail or facsimile shall be deemed received on the actual date of delivery of the notice to the address of the Party as evidenced by the registered or certified mail return or facsimile received receipt or indication.
          Section 26. Modification of Origination Agreement. Only an instrument in writing signed by the Parties may modify this Origination Agreement or any Exhibits hereto.
          Section 27. Miscellaneous. (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          (b) Lawful Conduct; Severability; Release. The Parties hereto shall not perform, or be expected to perform, any act hereunder that is, or reasonably believed to be, in violation of any applicable state or federal rule or regulation. If any provision of this Agreement is now or later in violation of any local, state or federal law, then such provision shall be considered null and void for purposes of this Agreement with all other provisions remaining in full force and effect. Each party expressly releases the other from any liability in the event either of said Parties cannot fulfill any obligation hereunder due to any prohibition under local, state or federal laws pertaining to such obligation.
          Section 28. Expenses. Except as otherwise specified in this Agreement, all costs, fees and expenses incurred in connection with the performance of any and all obligations pursuant to this Agreement shall be paid by the party incurring such costs, fees and expenses.
          Section 29. Confidentiality and No Personal Solicitation. (a) Each party understands that certain information which it has been furnished and will be furnished in connection with this Agreement, including, but not limited to information concerning business procedures or prices, policies or plans of the other party or any of its Affiliates, is confidential and proprietary, and each party agrees that it will maintain the confidentiality of such information and will not disclose it to others or use it except in connection with the proposed transactions contemplated by this Agreement, without the prior written consent of the party furnishing such information. Information which is generally known in the industry concerning a party or among such party’s creditors generally or which has been disclosed to the other party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If PHH, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it by or on behalf of MLCC in connection with the transactions contemplated hereby, PHH agrees to provide MLCC with prompt notice of such request(s) so that MLCC may seek an appropriate protective order and/or waive PHH’s compliance with the terms of this Section. If MLCC, any of its Affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it by or on behalf of MLCC in connection with the transactions contemplated hereby, MLCC agrees to provide PHH with prompt notice of such request(s) so that PHH may seek an appropriate protective order and/or waive MLCC’s compliance with the terms of this Section. Notwithstanding the terms of this Section, if, in the absence of a protective order or the receipt of a waiver hereunder, PHH or MLCC is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other party to any tribunal or else stand liable for contempt or suffer other censure or penalty, PHH or MLCC may disclose such information to such tribunal without liability hereunder. Upon termination of this Agreement, each party agrees to promptly return to the other all confidential materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby.
          (b) Data, Privacy and Security. (1) The parties hereby acknowledge and agree that: (A) MLCC is the exclusive owner of all right, title and interest in and to the MLCC Data; (B) MLCC Data is and shall remain confidential and proprietary information of MLCC; (C) PHH is the exclusive owner of all right, title and interest in and to the PHH Data; and (D) PHH Data is and shall remain confidential and proprietary information of PHH, subject to the Privacy Requirements. With respect to any MLCC Data provided by MLCC to PHH hereunder, except to the extent expressly permitted hereunder, subject to this Section 29, or by prior written permission of MLCC, PHH shall not prepare any derivative work of the MLCC Data or any portion thereof, or sublicense, transfer, assign, rent, lease or otherwise convey the MLCC Data or any portion thereof, or any right with respect thereto, to any third party. All right, title and interest in all MLCC Data made by or on behalf of PHH, together with all intellectual property rights therein, shall be owned exclusively by MLCC. PHH hereby assigns to MLCC all right, title, and interest in such MLCC Data and the intellectual property rights therein. PHH shall, at request of MLCC, perform any acts that MLCC may reasonably deem necessary or desirable to evidence or confirm MLCC’s ownership interest in such MLCC Data and the intellectual property rights therein, including but not limited to making further written assignments in a form determined by MLCC.
          (2) In connection with the performance of the Origination Services hereunder, PHH shall comply with the Privacy Requirements, subject to (i) the mandatory compliance date of such Privacy Requirements and (ii) the applicability of such Privacy Requirements to PHH as the result of PHH’s provision of the Origination Services under this Agreement. The foregoing obligation to comply with the Privacy Requirements may include the following: (A) PHH shall not disclose any Borrower Information to any person or entity, other than to the extent necessary to carry out PHH’s express obligations under the Agreement, and for no other purpose. PHH shall ensure that each person or entity to whom or to which PHH intends to disclose Borrower Information shall, prior to any such disclosure of information, agree to: (i) keep confidential any such Borrower Information and (ii) use or disclose such Borrower Information only to the extent necessary to carry out PHH’s express obligations under this Agreement; (B) PHH shall not use Borrower Information for any purpose, including but not limited to the marketing of products or services to, or the solicitation of business from the Borrowers. PHH may use the Borrower Information to the extent necessary to carry out PHH’s express obligations under the Agreement. PHH may also use the Borrower Information as expressly permitted by MLCC in writing, to the extent that such express permission is in accordance with the Privacy Requirements; (C) PHH shall assess, manage, and control risks relating to the security and confidentiality of Borrower Information, shall implement the standards relating to such risks in the manner set forth in the FFIEC Interagency Guidelines Establishing Standards for Safeguarding Borrower Information set forth in 12 CFR Parts 30, 208, et al, and shall maintain at all times an Information Security Program; (D) without limiting the scope of the above, PHH shall use at least the same physical and other security measures to protect all Borrower Information in PHH’s possession or control, as PHH uses for its own confidential and proprietary information; (E) If MLCC provides an Account Number to PHH to enable the parties to carry out the purposes of this Agreement, PHH shall use such Account Number only for such specific purpose and for no other purpose. To the extent that the obligations under (A) through (E), inclusive, in the immediately preceding sentence are not required by the Privacy Requirements, PHH shall perform same upon MLCC’s request at MLCC’s sole cost and expense. Notwithstanding the foregoing, MLCC acknowledges that PHH shall acquire the “customer” relationship with the Borrower and be entitled to use the Borrower Information when it acquires for its own account the servicing rights pertaining to any Mortgage Loan as to which PHH provides origination services hereunder; provided, however, that PHH shall include in its Privacy Statement that it furnishes to Borrowers a disclosure that it intends to continue to disclose Borrower Information to MLCC and its Affiliates.
          (b) Without MLCC’s prior written consent, which may be withheld by MLCC in its sole discretion, neither PHH nor any Affiliate shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan (other than subordinate financing arranged under the Equity Access program and settlement services connected with the Mortgage Loan) or any product or service whatsoever, including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services. PHH (but not any of its Affiliates) may solicit Mortgagors for prepayment of the related Mortgage Loans, but only if (i) PHH has obtained MLCC’s prior written consent, which will not be unreasonably withheld, (ii) such solicitation is made in compliance with the Applicable Requirements and (iii) upon obtaining any positive responses to such solicitation, PHH processes and closes the related Mortgage Loans pursuant to this Origination Agreement. Neither MLCC nor any of its Affiliates shall be prohibited from soliciting any Mortgagor or causing any Mortgagor to be solicited for any product or service now offered (or hereafter offered) by MLCC or any Affiliate of MLCC other than for prepayment of any Mortgage Loan. PHH shall not prepare or disseminate, for compensation or otherwise, any mailing lists relating to the Mortgagors, the Mortgage Loans, the Servicing Rights (as such term is defined in the applicable Servicing Agreement): or otherwise, including any lists of Mortgagors, without MLCC’s prior written consent, which may be withheld by MLCC in its sole discretion. The parties hereto nevertheless agree that (i) either PHH, MLCC or their respective Affiliates may from time to time undertake promotions that are directed to either their own general customer base or to the general public at large and that do not target Mortgagors directly, including, without limitation, newspaper, radio and television advertisements and mass mailing or telephone solicitations and that (ii) offers by PHH, MLCC or their respective Affiliates to refinance Mortgage Loans in response to, or as a result of, contact initiated by the related Mortgagors or their representatives shall not constitute solicitation.
          Section 30. Further Assurances. The Parties agree that each will, from time to time, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such amendments and supplements hereto and such further instruments as may be reasonably required or appropriate to further express the intention of the Parties, or to facilitate the performance of this Origination Agreement.
          Section 31. Contingency Plan. PHH represents and warrants that it has in place a contingency plan that will enable it to (i) perform its loan closing obligations with one (1) Business Day, and (ii) perform all its other obligations under this Agreement and the Loan Purchase and Sale Agreement in all material respects, at another location within [* * *], in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency, and once PHH relocates to its backup site, it shall make arrangements to connect MLCC to PHH’s backup EDP and provide continued service as stated in this Agreement, provided that PHH has granted MLCC access to its primary EDP. PHH covenants and agrees to (i) test such contingency plan at least once annually and provide the results of such test to MLCC, and (ii) provide MLCC with copies of its operating procedures in the event that such contingency plan is put into effect. If MLCC determines in its reasonable discretion, that such contingency plan is inadequate, MLCC shall have the right to make reasonable recommendations consistent with those required by its regulators, and PHH shall take commercially reasonable efforts to implement such recommendations.
          Section 32. Indemnification. Except as otherwise provided by the terms of this Agreement, each Party hereto (each, an “Indemnitor”) agrees to indemnify, defend and hold harmless the other Party and the respective officers, directors, employees, agents, attorneys, members and shareholders of each of the foregoing (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees and disbursements in connection with any investigative, administrative or judicial proceeding) (“Losses”) imposed on, incurred by or asserted against such Indemnitees, whether brought under common law or in equity, or in contract, tort or otherwise, caused by, arising from or connected with (i) any misrepresentation or the breach in any material respect by the Indemnitor of any term, condition, representation,

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

obligation or warranty of the Indemnitor set forth in this Agreement or in any schedule, exhibit, or certificate furnished by the Indemnifying Party pursuant to this Agreement; or (ii) the negligence or willful misconduct of the Indemnitor.
          Notwithstanding the prior paragraph, before either Party shall be entitled to indemnification as provided in this Section the Party claiming indemnification shall give notice to the other Party (the “Indemnitor”) of the claimed breach, negligence or willful misconduct and the Indemnitor shall have sixty (60) days to cure such breach, negligence or willful misconduct, which period of time shall be allowed before any attempt to enforce rights to indemnification hereunder. Notwithstanding anything to the contrary contained in this Agreement, such 60-day cure period shall be in lieu of and not in addition to any other cure period provided under any other provision in this Agreement. Cure of the breach, negligence or willful misconduct within the 60-day cure period shall not relieve the Indemnitor from its obligations to indemnify the Indemnitees for the Losses suffered by the Indemnitees on account of the breach, negligence or willful misconduct of the Indemnitor.
          Section 33. MLBUSA Loans. With respect to Equity Access Loans only, PHH hereby acknowledges and agrees, for the benefit of MLCC, that, with respect to the Origination Services to be performed hereunder which relate to such Mortgage Loans closed in the states of Washington, Ohio and Arkansas, PHH shall use its best efforts to negotiate and enter into, on commercially reasonable terms, either (i) a separate origination agreement between PHH and MLBUSA or (ii) an assignment and assumption agreement executed and delivered by PHH, in form and substance reasonably acceptable to MLCC, with respect to the existing MLCC/MLBUSA loan processing agreement. MLCC agrees to assist and cooperate with PHH in entering into either of such agreements with MLBUSA.
          Section 34. Section Headings. The headings of the various sections of this Origination Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Origination Agreement.
          Section 35. No Assignment. The Parties shall not assign all or any part of the rights or obligations, arising hereunder or delegate any duty other than as permitted by this Agreement, without first obtaining the written consent of the other Party.
          Section 36. Counterparts. This Origination Agreement may be executed in any number of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
          Section 37. No Waivers; Remedies Cumulative. The waiver of any breach of this Origination Agreement shall not be construed to be a waiver of any other or subsequent breach. All remedies afforded by this Origination Agreement for a breach hereof shall be cumulative; that is, in addition to all other remedies provided for herein or by law or in equity
          Section 38. Service Standards. (a) With respect to all closed Mortgage Loans, PHH shall conduct a survey of the related Customer contemporaneously with the closing (the “Customer Survey”) and a survey of the Merrill Lynch Financial Consultant that referred such Customer (the “FC Survey”; together with the Customer Survey, the “Surveys”) for the purpose of assessing overall satisfaction levels relating to PHH’s performance as loan originator. PHH shall administer such Surveys and shall provide the results of the Surveys to MLCC on a monthly basis. PHH shall have the right to select the content of such Surveys and amend such Surveys from time to time, provided that (i) MLCC may review, comment upon and periodically suggest changes to each Survey, which changes PHH shall incorporate into a redesign of the Surveys unless such changes, in PHH’s reasonable discretion, are inconsistent with the purpose described in the second preceding sentence, (ii) the FC Survey shall always contain the question “would you recommend an MLCC Mortgage Loan to another client?” (the “Key FC Question”), and (iii) the Customer Survey shall always contain the question “Would you recommend an MLCC Mortgage Loan to a friend/another person?” (the “Key Customer Question”). MLCC shall have the right to review and audit all Survey responses once per calendar year. Further, MLCC shall have the right, but not the obligation, to disseminate such surveys once annually at its option.
          (b) PHH shall maintain a [* * *] rate of customer satisfaction on Customer Surveys received during [* * *] as measured by [* * *] (the failure of either or both Survey(s) to obtain such satisfaction level in any given month, a “Survey Failure”). PHH hereby agrees that failure to maintain [* * *] satisfaction level shall result in damage amounts to be payable to MLCC upon demand in immediately available funds, as follows:
     (i) upon the occurrence of a Survey Failure, PHH shall pay MLCC $[* * *];
     (ii) upon the occurrence of a Survey Failure for [* * *], PHH shall pay MLCC $[* * *];
     (iii) upon the occurrence of a Survey Failure for [* * *], PHH shall pay MLCC $[* * *];
     (iv) upon the occurrence of a Survey Failure for [* * *], PHH shall pay MLCC $[* * *];
     (v) upon the occurrence of a Survey Failure for [* * *], PHH shall pay MLCC $[* * *];

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (vi) upon the occurrence of a Survey Failure for [* * *], PHH shall pay MLCC $[* * *] and MLCC shall have the right to terminate the exclusivity provisions contained in Section 3;
     (vii) upon the occurrence of a Survey Failure for [* * *], PHH shall pay MLCC $[* * *], PHH shall not have demonstrated the ability to meet such satisfaction levels, MLCC shall have the right, but not the obligation, to terminate this Agreement and the Trademark Use Agreement;
     (viii) upon the occurrence of a Survey Failure for [* * *], PHH shall pay MLCC $[* * *].
          (c) Notwithstanding paragraph (b) above, during any calendar month during which PHH experiences a volume of loan refinance activity which exceeds [* * *] for such month on the Refinance Application Index promulgated by the Mortgage Bankers Association, the satisfaction levels required for all purposes under paragraph (b) with respect to Surveys conducted for such month shall be [* * *] for the Customers Surveys and [* * *] for the FC Surveys.
          (d) With respect to the $[* * *] and shall provide MLCC with documentation detailing such activities.
          (e) If at any time from the Effective Date until the Initial Termination Date, PHH shall fail to maintain a [* * *] satisfaction rate for either of the Customer Surveys or the FC Surveys for [* * *], MLCC shall have the right, but not the obligation, to terminate this Agreement; provided, that [* * *], PHH shall only be required to achieve a [* * *] satisfaction rate for both the FC Surveys and the Customer Surveys.
          (f) Notwithstanding any other provisions contained in this Agreement, the remedies set forth in this Section 38 for the failure to meet the satisfaction levels specified in this Section 38 shall be MLCC’s exclusive remedies.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          Section 39. Binding Effect. This Origination Agreement shall inure to the benefit of and be binding upon the Parties hereto and, except as otherwise limited herein, their respective successors and permitted assigns.
          Section 40. Benefit of Parties Only. This Origination Agreement is made for the sole benefit of the Parties hereto and of their respective successors and permitted assigns. Nothing herein shall create, or be deemed to create, a relationship between the Parties hereto, or either of them and any third person in the nature of a third-party beneficiary, equitable lien or fiduciary relationship.
          Section 41. Survival. The provisions contained in Sections 6(g), 6(h) 14, 17, 21(a) and 22 of this Agreement shall survive the termination of this Agreement.
          Section 42. MLPF&S. MLCC agrees to enter into an agreement with Merrill Lynch, Pierre, Fenner & Smith Incorporated (“MLPF&S”) for it to be the exclusive provider of Mortgage Loans for MLPF&S U.S. domestic brokerage clients through the FC Channel. A default under such agreement that has not been cured after the expiration of any applicable cure period or any early termination of such agreement shall, at the option of PHH, constitute an event of default hereunder.

IN WITNESS WHEREOF, each of the undersigned Parties has caused this Agreement to be duly executed and delivered by one of its duly authorized officers, all as of the Effective Date.

CENDANT MORTGAGE CORPORATION
d/b/a PHH Mortgage Services

By:	/s/ Terence Edwards

Name:

Title:

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Kevin O’Hanlon

Name:

Title:

Exhibit 10.67
EXECUTION COPY
CALIFORNIA ADDENDUM TO
ORIGINATION ASSISTANCE AGREEMENT
          CALIFORNIA ADDENDUM TO ORIGINATION ASSISTANCE AGREEMENT (this “California Addendum”) is entered into effective as of this 19th day of October, 2001 by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation with its principal place of business at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation with its principal place of business at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (“PHH”) (each, individually, a “Party,” collectively, the “Parties”).
W I T N E S S E T H:
          WHEREAS, the Parties entered into that certain Origination Assistance Agreement (“Origination Agreement”) effective as of the Effective Date;
          WHEREAS, the Origination Agreement sets forth the terms and conditions under which PHH shall provide certain Mortgage Loan Origination Services; and
          WHEREAS, the Parties wish to amend, modify and supplement the Origination Agreement with respect to Mortgage Loans that are subject to the Origination Agreement and as to which the mortgaged property is located in the State of California (“California Mortgage Loans”).
ARTICLE I
DEFINITIONS; EFFECT
          SECTION 1.01 Definitions. Except as otherwise provided in this California Addendum, all capitalized terms used in this California Addendum shall have the same meanings as are ascribed to such terms in the Origination Agreement.
          SECTION 1.02 Effect of California Addendum. (a) This California Addendum amends, modifies, and supplements the Origination Agreement with respect to the California Mortgage Loans that are subject to the Origination Agreement. Except as otherwise provided in this California Addendum, the Origination Agreement remains in full force and effect. Nothing in this California Addendum shall amend, modify or supplement the Origination Agreement insofar as it relates to Mortgage Loans that are not California Mortgage Loans.
     (b) Section 2.02 of this California Addendum is effective as of the day and year first set forth above. All of the other sections of this California Addendum are effective as of the Effective Date.

ARTICLE II
AMENDMENTS
          SECTION 2.01 Written Agency Contract. A new Section 1B is added to the Origination Agreement, to read as follows:
“Section 1B. Written Agency Contract. With respect to California Mortgage Loans that are subject to this Origination Agreement, this Origination Agreement constitutes a written agency contract under which PHH shall engage in the business of soliciting Customers, processing Mortgage Loan applications and applying the MLCC Underwriting Guidelines in underwriting Mortgage Loan applications for and on behalf of MLCC, all as more fully set forth in and subject to the terms and conditions of this Origination Agreement.”
          SECTION 2.02 Mortgage Loan Application Processing. The first sentence of Section 6(c) of the Origination Agreement is revised to read in its entirety as follows:
“For each Customer who applies for a Mortgage Loan through the Telemarketing Origination Channel, PHH shall arrange for the receipt by the Customer, as promptly as practicable under the circumstances, and in any event in accordance with applicable law, of (i) the Mortgage Loan application for the Customer to review and sign accompanied by a request for appropriate Customer documents, (ii) all Mortgage Loan disclosures completed, as appropriate, in the name of MLCC and (iii) a properly completed Disclosure of Agency Relationship form for each California Mortgage Loan.”
          SECTION 2.03 Customer Fees and Charges. A new subsection (f) is added to Section 13 of the Origination Agreement, to read as follows:
“(f) Anything in this Section 13 to the contrary notwithstanding, with respect to California Mortgage Loans, all Customer Fees and Charges, non-third party fees, and other fees directly or indirectly charged to the Customer shall be demanded by, or collected on behalf of, MLCC. The Parties may, for their convenience, arrange for PHH to net amounts so charged and collected against amounts owing to PHH under the provisions of this Origination Agreement.”
          SECTION 2.04 Legal and Regulatory Compliance. Section 15(a)(x) of the Origination Agreement is revised to read in its entirety as follows:

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“(x) Usury limitations and, in the case of California Mortgage Loans, the California Residential Mortgage Lending Act and the rules, regulations, forms and orders of the California Commissioner of Corporations.”
          SECTION 2.05 No Partnership. Section 24 of the Origination Agreement is revised to read in its entirety as follows:
“Section 24. No Partnership. With respect to California Mortgage Loans that are subject to this Origination Agreement, this Origination Agreement is intended to be, and shall be construed to be, the formation of a principal and agent relationship. With respect to Mortgage Loans that are not California Mortgage Loans, this Origination Agreement is intended to be and shall be construed to be, the formation of an independent contractor relationship. In any event, this Origination Agreement is not intended to be, and shall not be construed to be, a partnership or joint venture between the Parties.”
ARTICLE III
COUNTERPARTS
          SECTION 3.01 Counterparts. This California Addendum may be executed in any number of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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Exhibit 10.67
          IN WITNESS WHEREOF, each of the undersigned Parties has caused this California Addendum to be duly executed and delivered by one of its duly authorized officers effective as of the day and year first set forth above.

CENDANT MORTGAGE CORPORATION
d/b/a PHH Mortgage Services

By:	/s/ Joseph Bennett

	Name:	Joseph Bennett
	Title:	SVP

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Kevin O’Hanlon

	Name:	Kevin O’Hanlon
	Title:	President and Chairman

EXECUTION COPY

ADDENDUM AGREEMENT NO. 1
TO ORIGINATION ASSISTANCE AGREEMENT
By and Between
MERRILL LYNCH CREDIT CORPORATION
and
CENDANT MORTGAGE CORPORATION
Dated as of
November 30, 2001

		Page
Article I

DEFINITIONS; INCORPORATION INTO AGREEMENTS

SECTION 1.01	Definitions	1
SECTION 1.02	Incorporation of Addendum	4
SECTION 1.03	Ratification	4

Article II

THE CORRESPONDENT LENDING PROGRAM

SECTION 2.01	Correspondent Lending Services	4
SECTION 2.02	Payment for Correspondent Lending Services	7
SECTION 2.03	Amendment of Correspondent Lending Guide	7

Article III

MORTGAGE BROKER PROGRAM

SECTION 3.01	Mortgage Broker Services	8
SECTION 3.02	Payment for Mortgage Broker Services	10

Article IV

GENERAL PROVISIONS

SECTION 4.01	Exception Loans	10
SECTION 4.02	Mortgage 100sm Loans	11
SECTION 4.03	Termination of Wholesale Lenders	11
SECTION 4.04	Certain Provisions of Origination Agreement Not Applicable	11
SECTION 4.05	Duties and Obligations of MLCC	12
SECTION 4.06	Annual Cendant Survey	12
SECTION 4.07	Adjustment of Fees	12

i

(continued)

		Page
SECTION 4.08	Limitation of Fees	13
SECTION 4.09	Degree of Care	13
SECTION 4.10	No Assignment	13
SECTION 4.11	Governing Law	13
SECTION 4.12	Lawful Conduct; Severability; Release	13
SECTION 4.13	Amendments	13
SECTION 4.14	Captions	13
SECTION 4.15	Counterparts	13
SECTION 4.16	Construction	14

Exhibit A — Form of Broker Agreement
Exhibit B — Form of Commitment
Exhibit C — Form of Master Purchase Agreement
Exhibit D — Form of Program Exception Loan Letter

Schedule 1 - Cendant Loans
Schedule 2 - Portfolio Loans

ii

ADDENDUM AGREEMENT NO. I TO ORIGINATION
ASSISTANCE AGREEMENT
     ADDENDUM AGREEMENT NO. 1 TO ORIGINATION ASSISTANCE AGREEMENT, dated as of November 30, 2001 and effective as of September 10, 2001 (the “Effective Date”) (this “Addendum”), between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (“Cendant”).
W I T N E S S E T H:
     WHEREAS, MLCC and Cendant are parties to that certain Origination Assistance Agreement, dated as of December 15, 2000 (the “Origination Agreement”);
     WHEREAS, Cendant is willing to, and MLCC desires Cendant to, provide MLCC certain support services for MLCC’s Wholesale Lending Program; and
     WHEREAS, each of MLCC and Cendant desire to supplement the Origination Agreement with the terms and provisions set forth in this Addendum in order to reflect their agreement with respect to the services to be provided by Cendant for MLCC’s Wholesale Lending Program;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, MLCC and Cendant hereby agree as follows:
ARTICLE I
DEFINITIONS;
INCORPORATION INTO AGREEMENTS
          SECTION 1.01 Definitions. Unless otherwise defined herein, all initially capitalized terms used in this Addendum shall have the meanings set forth for such terms in the Origination Agreement, to which this Addendum shall be attached.
          (a) Certain Defined Terms. As used in this Addendum, the following terms shall have the following meanings:
          “Applicable Requirements” has the meaning set forth in the Origination Agreement; provided, however, that for purposes of this Addendum, such term shall also include the following language after clause (A)(vii): “; and (viii) with respect to the Correspondent Lending Program, the terms of the Correspondent Lending Guide; and (ix) with respect to the Mortgage Broker Program, the terms of the Mortgage Broker Guide.”
          “ARM” means an adjustable rate mortgage loan.

          “Borrower” means the individual or individuals obligated to repay a mortgage loan.
          “Broker Agreement” means a Broker Agreement, a form of which is attached hereto as Exhibit A, entered into by MLCC and a Mortgage Broker, which form of agreement may be amended from time by mutual agreement of MLCC and Cendant without formal amendment hereto.
          “Cendant Loans” shall mean any of the types of Mortgage Loans listed on Schedule 1 hereto, as the same may be amended from time to time by written agreement between MLCC and Cendant, and offered to Borrowers under either the Correspondent Lending Program or the Mortgage Broker Program. Cendant Loans shall also include any of the foregoing Mortgage Loans that are supported by a Mortgage 100sm Loan or a Parent Power Mortgage Loan.
          “Commitment” means a Master Commitment agreement, a form of which is attached hereto as Exhibit B (which form of agreement may be amended from time by mutual agreement of MLCC and Cendant without formal amendment hereto), entered into by MLCC and a Correspondent Lender, which agreement sets forth the extent and duration of MLCC’s financial commitment to purchase certain Loans from the applicable Correspondent Lender.
          “Correspondent Lender” means a Person in the business of originating, making and selling first lien residential mortgage loans secured by a mortgage on one-to-four family dwellings.
          “Correspondent Lending Guide” means the “Merrill Lynch Credit Corporation Seller Guide”, a copy of which has been provided to Cendant, which sets forth the terms and conditions applicable to the sale of Loans pursuant to the Correspondent Lending Program, as the same may be amended from time to time in accordance with the terms of this Addendum.
          “Correspondent Lending Program” means MLCC’s program of purchasing Loans from Correspondent Lenders pursuant to the terms and conditions of the Correspondent Lending Guide, the applicable Commitment and the applicable Master Purchase Agreement. Such program also includes the underwriting of certain Loans sold by a Correspondent Lender to MLCC, which Loans are underwritten and delivered to MLCC in accordance with the ___Correspondent Lending Guide, the applicable Commitment and the applicable Master Purchase Agreement.
          “Delegated Loans” mean those Loans originated and closed pursuant to and in accordance with the “Delegated Underwriting Program” (as such term is defined in the Correspondent Lending Guide).
          “Equity Access® Loans” shall mean home equity lines of credit offered to Borrowers under the Wholesale Lending Program.
          “Loans” means Portfolio Loans and Cendant Loans.
          “Master Purchase Agreement” means a Master Loan Purchase and Sale Agreement, a form of which is attached hereto as Exhibit C (which form of agreement may be

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amended from time by mutual agreement of MLCC and Cendant without formal amendment hereto), entered into by MLCC and a Correspondent Lender, which agreement sets forth the terms and conditions pursuant to which a Correspondent Lender agrees to sell, and MLCC agrees to buy, Loans having such characteristics and in such aggregate principal amounts as are agreed to between MLCC and the applicable Correspondent Lender in accordance with the eligibility guidelines in the Correspondent Lending Guide and the applicable Commitment.
          “Mortgage Broker” means a Person engaged in the business of brokering mortgage loans and approved by MLCC, as of the date hereof or in accordance with the terms of this Addendum, to participate in this Mortgage Broker Program.
          “Mortgage Broker Guide” means the “Mortgage Broker Manual”, a copy of which has been provided to Cendant, which sets forth the terms and conditions applicable to Loans and Mortgage Brokers under the Mortgage Broker Program, as the same may be amended from time to time in accordance with the terms of this Addendum.
          “Mortgage Broker Program” means MLCC’s program of underwriting Loans placed with MLCC by Mortgage Brokers.
          “Mortgage Loans” means an individual mortgage loan and all rights with respect thereto, evidenced by a mortgage and mortgage note.
          “Non-Table Funded Loans” means any Loan closed and funded by a Correspondent Lender under the Correspondent Lending Program.
          “Portfolio Loans” shall mean any of the types of Mortgage Loans listed on Schedule 2 hereto, as the same may be amended from time to time by written agreement between MLCC and Cendant, and offered to Borrowers under either the Correspondent Lending Program or the Mortgage Broker Program. Portfolio Loans shall also include any of the foregoing Mortgage Loans that are supported by a Mortgage 100sm Loan or a Parent Power Mortgage Loan.
          “Prior Approval Loans” means any Loan for which a Correspondent Lender, in accordance with the Correspondent Lending Guide, must receive underwriting approval from Cendant, acting on behalf of M LCC, prior to such Loan being closed by the Correspondent Lender.
          “Table Funded Loans” means any Loan closed and funded by Cendant on MLCC’s behalf and in MLCC’s name under the Mortgage Broker Program.
          “Underwriting Guidelines” means (i) with respect to Portfolio Loans and Equity Access® Loans, the published underwriting guidelines of MLCC and (ii) with respect to Cendant Loans, the published underwriting guidelines of Cendant.
          “Wholesale Lender” means a Correspondent Lender or a Mortgage Broker.
          “Wholesale Lending Program” means the Correspondent Lending Program and the Mortgage Broker Program.

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          (b) Certain Cendant Terms. The parties hereto acknowledge that Cendant, in the day-to-day conduct of its own business, uses terms other than the defined terms used in this Addendum. For ease of Cendant’s reference only, and not in any manner modifying or changing the definitions set forth in Section 1.01(a) above, or modifying or changing the use of such definitions in this Addendum, Cendant uses the following terminology in the day-to-day conduct of its business:
          “Tier III Loan” is used by Cendant to refer to a Table Funded Loan.
          “Tier VI Loan” is used by Cendant to refer to a Prior Approval Loan.
          “Tier VII Loan” is used by Cendant to refer to a Delegated Loan.
          “Tier VI Loan” and “Tier VII Loan” are each used by Cendant to refer to a Non-Table Funded Loan.
          SECTION 1.02 Incorporation of Addendum. Unless specifically addressed below, all terms and conditions, representations and warranties, and rights, obligations and covenants of Cendant and MLCC set forth in the Origination Agreement shall apply or shall be deemed to be given or made, as the case may be, to Loans originated, and/or purchased pursuant to the terms of this Addendum, and to the subject matter of the Addendum. Further, except as indicated below, all references in the Origination Agreement to “Origination Services” shall be deemed to include references to the Correspondent Lending Services and the Mortgage Broker Services, and all references in the Origination Agreement to a “Mortgage Loan” shall be deemed to include a reference to the Loans originated, and/or purchased pursuant to the terms of this Addendum.
          SECTION 1.03 Ratification. The Origination Agreement is hereby supplemented by the terms and conditions of this Addendum. Except as supplemented by this Addendum, the Origination Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.
ARTICLE II
THE CORRESPONDENT LENDING PROGRAM
          SECTION 2.01 Correspondent Lending Services. Cendant shall perform for and on behalf of MLCC the following services and provide the related facilities associated with MLCC’s Correspondent Lending Program (collectively, the “Correspondent Lending Services”):
          (a) General Duties. Cendant shall perform, in accordance with all Applicable Requirements, all the duties and obligations of MLCC under any and all Commitments and Master Purchase Agreements in effect from time to time. The performance of such duties and obligations (as more specifically set forth below) shall include, but not be limited to, reviewing and approving/not approving Loan applications, responding to pre-application inquiries, providing daily interest rate sheets, preparing certain closing documents (or making such documents available), maintaining certain files, providing funds for the purchase of Loans, ensuring compliance with all Applicable Requirements, and providing any and all legal guidance

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and support in connection therewith. Notwithstanding the foregoing, Cendant shall have no obligations to purchase any Loans pursuant to the Correspondent Lending Program other than the obligations set forth in this Addendum or any other agreement entered into by Cendant and MLCC contemporaneously herewith.
          (b) Loan Pricing. Prior to [* * *], Cendant shall provide to each Correspondent Lender by facsimile or otherwise in writing the “Correspondent Lending Program Daily Pricing Matrix” for Loans. Mortgage Loan Pricing for Cendant Loans shall be determined by Cendant in its sole discretion. Mortgage Loan Pricing for Portfolio Loans shall be determined by MLCC in its sole discretion and provided to Cendant prior [* * *].
          (c) Forwarding of Loan Files. Immediately after the Effective Date, Cendant shall direct all Correspondent Lenders to forward all Credit Files, Delivery Files and Servicing Files (as each such term is defined in the applicable Commitment) to it, and Cendant shall maintain such files in accordance with the terms of the Origination Agreement applicable to the retention of Loan files.
          (d) Information to Correspondent Lenders. From time to time and promptly after such documents are amended, Cendant shall distribute or otherwise make available to each Correspondent Lender (i) any description of mortgage loan programs offered from time to time by MLCC, (ii) the Underwriting Guidelines, and (iii) loan program parameters. Cendant shall promptly advise the Correspondent Lenders of amendments or revisions to any of the foregoing. Cendant shall provide or make available to each Correspondent Lender any documents required to be furnished by MLCC to a Correspondent Lender under any Commitment or any Master Purchase Agreement.
          (e) Origination of Loans.
          (i) Cendant shall ensure that all Loans originated under the Correspondent Lending Program shall be closed in accordance with the Correspondent Lending Guide, the applicable Master Purchase Agreement, the applicable Commitment, the Underwriting Guidelines and all Applicable Requirements.
          (ii) Promptly after the Effective Date, Cendant shall commence to direct all Correspondent Lenders to forward Loan applications and other materials related to Loans to Cendant for Cendant’s review on behalf of MLCC.
          (iii) Cendant shall perform all obligations to be performed by MLCC with respect to Prior Approval Loans pursuant to and in accordance with the Correspondent Lending Guide, the applicable Master Purchase Agreement and the applicable Commitment, including, but not limited to, reviewing all forwarded materials and, subject to Section 4.01, issuing (or not issuing) Approval Letters for Prior Approval Loans. Cendant agrees that it shall use commercially reasonable efforts to provide a credit decision with respect to completed applications on behalf of MLCC within [* * *]of its receipt of a completed application. For each Prior Approval Loan, Cendant may charge [* * *] as an underwriting

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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fee for each such Loan reviewed pursuant to this paragraph (whether or not an Approval Letter is issued and whether or not such Loan closes), or any amount [* * *], and such charge shall be imposed by MLCC on the applicable Correspondent Lender as a third party charge payable to Cendant.
     (iv) Cendant shall perform all obligations to be performed by MLCC with respect to Delegated Loans pursuant to and in accordance with the Correspondent Lending Guide, the applicable Master Purchase Agreement and the applicable Commitment. For each Delegated Loan, Cendant may charge [* * *] as a loan set-up fee for each such Delegated Loan, or any amount [* * *], and such charge shall be imposed by MLCC on the applicable Correspondent Lender as a third party charge payable to Cendant.
     (v) Cendant shall, prior to the closing of each Cendant Loan and at its own cost and expense, prepare and deliver to the closing all documentation relating to the closing of such Cendant Loan. Cendant may elect to have the applicable Wholesale Lender prepare and deliver such documentation on its behalf, provided that Cendant shall make the forms of such documentation available to such Wholesale Lender.
     (vi) The applicable Correspondent Lender may elect to pass through any or all of these additional charges to the Borrower subject to Applicable Requirements, and neither Cendant nor MLCC directs the Correspondent Lender to impose such charges on the applicable Borrower.
     (f) Funding of Non-Table Funded Loans.
     (i) At the end of each Business Day, Cendant shall send to MLCC aggregate funding instructions in substantially the form attached as Exhibit B to the Origination Agreement with respect to all Loans to be purchased as a Non-Table Funded Loan by MLCC the next Business Day. Cendant shall attach to such funding instructions documentation comparable to a “Form 3 Commitment Confirmation,” or a “Form 7 Payment Distribution Certificate,” and, at the request of MLCC, a copy of the HUD-1 or other similar documentation, provided that compliance with such request does not increase Cendant’s costs to perform Cendant’s services under this Addendum. On the first Business Day after the receipt by MLCC of such documentation from Cendant, and provided that such documentation is complete, MLCC shall purchase such Non-Table Funded Loans in the name of MLCC by wire transfer of immediately available funds to an account designated by Cendant. Such account shall be a custodial account held by Cendant for the benefit of MLCC. Cendant shall be responsible for disbursing to the applicable Correspondent Lender the applicable amount for each Non-Table Funded Loan purchased by MLCC from such account. By giving such funding instructions, Cendant shall be deemed to have certified to MLCC that, with respect to each Prior Approval Non-Table Funded Loan, the conditions of the Approval Letter for such Prior

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Approval Non-Table Funded Loan have been satisfied and that each such Non-Table Funded Loan shall, upon closing or purchase, satisfy all Applicable Requirements.
     (ii) If MLCC has wired funds to Cendant pursuant to Section 2.01(f)(i) and a Non-Table Funded Loan is not purchased on the scheduled purchase date for any reason whatsoever, Cendant shall, upon receipt of notice of the failed purchase, wire [* * *].
          (g) MLCC’s Failure to Fund. If MLCC fails to fund, MLCC shall reimburse Cendant for the amounts provided by Cendant in accordance with this paragraph on the prior Business Day. Such reimbursement by MLCC shall be made by wire transfer of immediately available funds, plus interest at the one-month LIBOR Interest Rate from the date that is forty-eight (48) hours after the scheduled funding date up to and including the date the funds are received from MLCC.
          (h) Compliance with Guidelines and Law. Cendant shall cause all Loans originated, closed and underwritten or purchased pursuant to the Correspondent Lending Program and Article II of this Addendum to be originated, closed and underwritten or purchased in accordance with the Underwriting Guidelines, the Correspondent Lending Guide, the applicable Commitment, the applicable Master Purchase Agreement and in accordance with all Applicable Requirements. Cendant shall also ensure that each Borrower shall have been provided with all federal, state and local disclosure documentation, including, but not limited to, any disclosure relating to yield-spread premiums. Cendant shall ensure that the Correspondent Lenders originate and close all Loans in accordance with this Section 2.01(h)
          SECTION 2.02 Payment for Correspondent Lending Services. In consideration of the performance of the Correspondent Lending Services, MLCC shall pay the following amounts to Cendant: (i) an origination assistance fee of $[* * *] for each Prior Approval Loan that is a Portfolio Loan (the “Prior Approval Origination Assistance Fee”); (ii) an origination assistance fee of $[* * *] for each Delegated Loan that is a Portfolio Loan (the “Delegated Origination Assistance Fee”); and (iii) an origination assistance fee of $[* * *] for each Equity Access ® Loan. [* * *]
          SECTION 2.03 Amendment of Correspondent Lending Guide. Each party may, from time to time, propose amendments to the Correspondent Lending Guide. The non-proposing party shall consider in good faith any and all proposed amendments, provided that such amendments would comply with all Applicable Requirements. The proposing party shall notify the non-proposing party of the proposed amendment at least thirty (30) days prior to the date on which the proposing party desires such amendment to take effect. The parties shall consult with each other in good faith during such thirty (30) day period with respect to such proposed amendment, and such amendment shall not become effective without the prior written consent of the non-proposing party (such consent not to be unreasonably withheld).

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Notwithstanding the foregoing, each party may, from time to time and without the consent of the other party, amend its published underwriting guidelines, provided that the party amending its underwriting guidelines promptly notifies the other party of such amendments. Each party shall keep complete and accurate records of the Correspondent Lending Guide in effect from time to time.
ARTICLE III
MORTGAGE BROKER PROGRAM
          SECTION 3.01 Mortgage Broker Services. Cendant shall perform for and on behalf of MLCC the following services and provide the related facilities associated with MLCC’s Mortgage Broker Program (collectively, the “Mortgage Broker Services”):
          (a) General Duties. Cendant shall perform, in accordance with all Applicable Requirements, all the duties and obligations of MLCC as “Lender” under any and all Broker Agreements in effect from time to time. The performance of such duties and obligations (as more specifically set forth below) shall include, but not be limited to, reviewing Loan applications, responding to pre-application inquiries, providing daily interest rate sheets, preparing certain closing documentation (or making such documentation available), providing preliminary approvals, providing notices of final approval or declination, preparing loan closing documents, providing funds for the funding of Loans, ensuring compliance with all Applicable Requirements, and providing any and all legal guidance and support required in connection therewith. Notwithstanding the foregoing, Cendant shall have no obligations to purchase any Loans pursuant to the Mortgage Broker Program other than the obligations set forth in this Addendum or any other agreement entered into by Cendant and MLCC contemporaneously herewith.
          (b) Loan Pricing. Prior to [* * *], Cendant shall provide to each Mortgage Broker by facsimile or otherwise in writing an interest rate sheet containing the Mortgage Loan Pricing for Loans. Mortgage Loan Pricing for Cendant Loans shall be determined by Cendant in its sole discretion. Mortgage Loan Pricing for Portfolio Loans shall be determined by MLCC in its sole discretion and provided to Cendant prior to
[* * *].
          (c) Information to Brokers. From time to time and promptly after such documents are amended, Cendant shall distribute or otherwise make available to each Mortgage Broker (i) any description of mortgage loan programs offered from time to time by MLCC, (ii) the Underwriting Guidelines, and (iii) loan program parameters. Cendant shall promptly advise the Mortgage Brokers of such amendments or revisions. Cendant shall provide to each Mortgage Broker any documents required to be furnished by MLCC to a Mortgage Broker under any Broker Agreement.
          (d) Origination of Loans.
     (i) Cendant shall ensure that all Loans originated under the Mortgage Broker Program shall be closed in MLCC’s name and in accordance with the Mortgage Broker

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Guide, the applicable Broker Agreement, the Underwriting Guidelines and all Applicable Requirements.
     (ii) Promptly after the Effective Date, Cendant shall commence to direct all Mortgage Brokers to forward Loan applications and other materials related to Loans to Cendant for Cendant’s review for the benefit of MLCC. Cendant shall make such direction to all Mortgage Brokers no later than September 30, 2001.
     (iii) Cendant shall perform all obligations to be performed by MLCC with respect to Loans pursuant to and in accordance with the applicable Broker Agreement and the Mortgage Broker Guide, including, but not limited to, reviewing all forwarded materials and, subject to Section 4.01, issuing (or not issuing) Approval Letters for Loans. Cendant agrees that it shall use its best efforts to provide a credit decision with respect to completed applications for the benefit of MLCC within [* * *] of its receipt of a completed application. Subject to Section 3.01(d)(i), Cendant may cause MLCC to charge the applicable Mortgage Broker or the applicable Borrower a fee payable to Cendant of [* * *] as an underwriting fee for each closed Loan reviewed pursuant to this paragraph, or any amount [* * *].
     (iv) Cendant shall, prior to the closing of each Cendant Loan and at its own cost and expense, prepare and deliver to the closing all documentation relating to the closing of such Cendant Loan.
     (v) With respect to PrimeFirst® Loans and Equity Access® Loans, Cendant agrees to collect from the applicable Borrower, or cause the Mortgage Broker to collect, on behalf of MLCC, any discount point(s) charged in respect of such Loans as set forth in the Mortgage Broker Guide.
     (e) Funding of Loans.
     (i) At the end of each Business Day, Cendant shall send to MLCC aggregate funding instructions in substantially the form attached as Exhibit B to the Origination Agreement with respect to all Loans to be closed the next Business Day in MLCC’s name pursuant to this Article III. On the first Business Day after the receipt by MLCC of such funding instructions, MLCC shall fund such Loans by wire transfer of immediately available funds to an account designated by Cendant. Such account shall be a custodial account for the benefit of MLCC. Cendant shall be responsible for disbursing to the applicable Mortgage Broker the applicable amount for each Loan funded by MLCC to such account. By giving such funding instructions, Cendant shall be deemed to have certified to MLCC that, with respect to each Loan, the conditions of the Approval Letter for such Loan have been satisfied and that such Loan shall, upon closing, satisfy all Applicable Requirements.
     (ii) If MLCC has wired funds to Cendant pursuant to Section 3.01(e)(i) and a Loan does not close on the scheduled closing date for any reason whatsoever, Cendant

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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shall, upon receipt of notice of the failed closing, [* * *].
          (f) Compliance with Guidelines and Law. Cendant shall cause all Loans originated and closed pursuant to the Mortgage Broker Program and Article III of this Addendum to be originated and closed in accordance with the Underwriting Guidelines, the Mortgage Broker Guide, the applicable Broker Agreement and in accordance with all Applicable Requirements. Cendant shall ensure that each Borrower shall have been provided with all federal, state and local disclosure documentation, including, but not limited to, any disclosure documentation relating to yield-spread premiums. Cendant shall ensure that all Loans originated, closed and purchased under the Mortgage Broker Program comply with the requirements of this Section 3.01(f).
          SECTION 3.02 Payment for Mortgage Broker Services. In consideration for the performance of the Mortgage Broker Services, MLCC shall pay the following amounts to Cendant (i) an origination assistance fee of $[* * *] for each Loan (the “Mortgage Broker Origination Assistance Fee”; and (ii) an origination assistance fee of $[* * *] for each Equity Access Loan. [* * *].

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE IV
GENERAL PROVISIONS
          SECTION 4.01 Exception Loans. Cendant shall promptly advise MLCC about any application for a Loan referred by a Wholesale Lender that (i) Cendant determines does not meet the Underwriting Guidelines or the provisions of the Correspondent Lending Guide or the Mortgage Broker Guide, as the case may be, or (ii) is for an Equity Access® Loan ((i) and (ii) each a “Program Exception Loan”). With respect to a Program Exception Loan described in clause (i) of the immediately preceding sentence, promptly after advising MLCC about such application, Cendant and MLCC shall con sult and negotiate in good faith with each other to determine: (a) why such application does not meet the Underwriting Guidelines or the provisions of the Correspondent Lending Guide or the Mortgage Broker Guide, as the case may be; (b) whether Cendant, in processing such Program Exception Loan, would incur any out-of-pocket costs and expenses that would exceed Cendant’s normal and customary out-of-pocket costs and expenses incurred in connection with Cendant’s processing of Loans, and the estimated amount, if any, of such excess costs and expenses; (c) whether MLCC, Cendant, the applicable Borrower or the applicable Wholesale Lender shall pay such costs and expenses; and (d) whether, upon closing of such Program Exception Loan, it shall be deemed a “Portfolio Loan” or a “Cendant Loan.” If no such agreement is reached, Cendant shall have no further obligations to process such Program Exception Loan.
          MLCC may, in its sole discretion, advise Cendant to process (or to have the applicable Wholesale Lender process) such Program Exception Loan and, if so, upon what terms and conditions Cendant or the applicable Wholesale Lender shall process such Program Exception Loan. Upon such direction by MLCC, Cendant shall complete the performance of the Correspondent Lending Services or the Mortgage Broker Services, as the case may be, with respect to such Program Exception Loan. Upon such direction by MLCC, Cendant shall issue Approval Letters on those applications associated with a Program Exception Loan. All Approval Letters issued with respect to Program Exception Loans shall be for loans to be made at the interest rates and prices set forth by MLCC. Cendant shall provide any and all reasonable and customary legal guidance and support in connection with the performance of its obligations under this paragraph.
          SECTION 4.02 Mortgage 100sm Loans. With respect to any Loan originated under the Wholesale Lending Program which is an Additional Collateral Mortgage Loan, MLCC hereby agrees that it shall, at its own cost and expense, and in accordance with MLCC’s internal guidelines and procedures regarding such loans as are attached to the Origination Agreement as Exhibit F, carry out and perform in a timely manner all functions associated with the establishment and administration of Securities Accounts for Additional Collateral Mortgage Loans. MLCC shall also prepare, process and deliver, or cause to be delivered, at or prior to closing, all documentation necessary in connection with the pledge of the Additional Collateral pertaining to such Additional Collateral Mortgage Loans. MLCC and Cendant hereby agree to consult and cooperate with each other, and Cendant hereby agrees to consult and cooperate with the applicable Wholesale Lender, in connection with the origination, processing and closing of Additional Collateral Mortgage Loans. To the extent that MLCC’s internal guidelines relating to Additional Collateral Mortgage Loans are modified, changed or amended by virtue of agreements entered into by MLCC and Cendant after the date hereof, Cendant’s obligations under this Section 4.02 shall, without further action by MLCC or Cendant, be deemed to be expanded consistent with the terms of such agreement. MLCC agrees that any changes to its internal guidelines relating to Additional Collateral Mortgage Loans will be made effective for new loans registered beginning on such date as MLCC and Cendant shall mutually agree.
          SECTION 4.03 Termination of Wholesale Lenders. (a) MLCC reserves the right to exercise at any time (at its sole discretion) any and all rights it has or may have to terminate for cause any and all agreements with any Wholesale Lender. Cendant acknowledges and agrees that MLCC shall have the right to so terminate any such agreements with any Wholesale Lender. Cendant shall notify MLCC of any Wholesale Lender that has taken, or failed to take, any action which would give MLCC the right to terminate for cause MLCC’s agreements with such Wholesale Lender. Upon such notification, Cendant may request MLCC to exercise its rights to terminate such Wholesale Lender for cause, and provided such request is reasonable, MLCC shall exercise such rights and terminate for cause its agreements with such Wholesale Lender.
          (b) Cendant and MLCC shall consult in good faith with each other regarding the termination without cause of any Wholesale Lender.
          SECTION 4.04 Certain Provisions of Origination Agreement Not Applicable. The following provisions contained in the Origination Agreement shall not apply to Loans originated and closed pursuant to this Addendum: Section 1A (effectiveness upon closing), Section 2 (mortgage loan types/mortgage loan pricing), Section 3 (exclusivity), Section 3A (MLCC marketing covenants), Section 7 (mortgage loan funding), Section 12 (origination assistance fee paid by MLCC), Section 13 (customer fees and charges), Section 14 (pricing standards), Section 38 (service standards), and Section 42 (MLPF&S). The following provisions contained in the Origination Agreement shall not apply to Loans originated and closed pursuant to Correspondent Lending Program and this Addendum: Sections 6(a) (counselors), 6(c) (mortgage loan application processing), 6(e) (mortgage loan closing) and 6(f) (exception loans), and the second sentence of Section 6(d) (degree of care). The following provisions contained in the Origination Agreement shall not apply to Loans originated and closed pursuant to the Mortgage Broker Program and this Addendum: Sections 6(e) (mortgage loan closing) and, only with respect to any inconsistency with the terms hereof, 6(f) (exception loans).
          SECTION 4.05 Duties and Obligations of MLCC. In connection with the Wholesale Lending Program, MLCC shall be responsible for (i) the negotiation, execution and administration of contracts and agreements with the Wholesale Lenders, and (ii) administering and monitoring the relationship with each Wholesale Lender. This responsibility shall include, but not be limited to, approving Persons to become Wholesale Lenders (subject to Cendant’s consent, which consent shall not be unreasonably withheld), entering into agreements in substantially the forms attached hereto as Exhibits B and C with such new Wholesale Lender (provided that Cendant may, from time to time, make reasonable requests of MLCC to change such form of agreements (provided such requests would comply with all Applicable Requirements), and MLCC shall in good faith consider such requests). MLCC shall ensure that each contract or agreement entered into by it with a Wholesale Lender shall contain the right of MLCC to terminate such contract or agreement without cause upon thirty (30) days’ notice (in

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the case of a Correspondent Lender) or fifteen (15) days’ notice (in the case of a Mortgage Broker). MLCC shall be responsible for providing any and all legal guidance and support in connection with its responsibilities contained in this paragraph, but not otherwise. MLCC shall have no obligation or responsibility to provide any legal support with respect to any particular Loan.
          SECTION 4.06 Annual Cendant Survey. Not more than once per year, Cendant shall have the right to send to all Wholesale Lenders a performance survey. At least thirty (30) days prior to sending any such surveys to Wholesale Lenders, Cendant shall provide MLCC a copy of such survey and upon review of such survey, MLCC may request, and Cendant shall make, reasonable changes to the form and content of such survey. Cendant shall promptly provide to MLCC copies of the results of any such survey and any summaries thereof, as well as copies of Wholesale Lender report cards produced by Cendant on a quarterly basis.
          SECTION 4.07 Adjustment of Fees. If, upon the sixth-month anniversary of the Effective Date, and if, upon the end of each subsequent sixth-month period, there has been a material increase (compared with the date sixth months prior) in either (i) the number of Loans originated and/or purchased pursuant to the Wholesale Lending Program and this Addendum or (ii) the number of Wholesale Lenders, then Cendant may propose an adjustment to the fees payable to it pursuant to Sections 2.02 and 3.02 hereof. MLCC agrees to consider such proposal in good faith, provided that Cendant provides, upon the request of MLCC, documentation evidencing such material increase. As of the date of this Addendum, there are approximately [* * *] Correspondent Lenders and approximately [* * *] Mortgage Brokers. MLCC hereby agrees that in connection with its responsibilities to administer the relationships with all Wholesale Lenders, it shall not [* * *] without the prior written consent of Cendant (such consent not to be unreasonably withheld).
          SECTION 4.08 Limitation of Fees. Cendant covenants and agrees that, except for reasonable and customary third-party fees and those specifically set forth in Section 2.01(e)(iii), 2.01(e)(iv) or 3.01(d)(iii), it shall not charge any additional fees or charges to the applicable Borrower or the applicable Wholesale Lender in connection with the closing, underwriting or purchase of any Loan.
          SECTION 4.09 Degree of Care. Cendant agrees that it shall perform the Correspondent Lending Services and the Mortgage Broker Services with no less degree of care than it would exercise when performing such functions for its own account or benefit or for the account or benefit of any third-party for which it provides similar services.
          SECTION 4.10 No Assignment. The parties hereto shall not assign all or any part of their respective rights or obligations arising hereunder or delegate any duty other than as permitted by this Addendum without first obtaining the written consent of the other party.
          SECTION 4.11 Governing Law. This Addendum shall be governed by, and construed and in accordance with, the laws of the State of New York.
          SECTION 4.12 Lawful Conduct; Severability; Release. The parties hereto shall not perform, or be expected to perform, any act hereunder that is, or is reasonably believed

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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to be, in violation of any applicable local, state or federal rule or regulation. If any provision of this Addendum is now or later in violation of any local, state or federal law, then such provision shall be considered null and void for purposes of this Addendum with all other provisions remaining in full force and effect. The parties agree to cooperate in good faith to replace any such provision which is so rendered null and void with a substitute provision that approximates as nearly as practicable the parties’ original substantive intent and that does not violate any local, state or federal law. Each party expressly releases the other from any liability in the event either of said parties cannot fulfill any obligation hereunder due to any prohibition under local, state or federal laws pertaining to such obligation.
          SECTION 4.13 Amendments. This Addendum may be amended and any provision hereof waived, but only in a writing signed by the party against whom such amendment or waiver is sought to be enforced.
          SECTION 4.14 Captions. The headings and captions in this Addendum are for ease of reference only and shall not be relied upon in construing any provision hereof.
          SECTION 4.15 Counterparts. This Addendum may be executed in any number of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
          SECTION 4.16 Construction. This Addendum shall be construed fairly as to both parties and not in favor of or against either party, regardless of which party prepared this Addendum.
[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

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     IN WITNESS WHEREOF, each of the undersigned parties has caused this Addendum to be duly executed and delivered by one of its duly authorized officers, all as of the date first written above.

CENDANT MORTGAGE CORPORATION d/b/a PHH MORTGAGE SERVICES
By:	/s/ Robert E. Groody
Name Robert E. Groody
	Title:	COO

MERRILL LYNCH CREDIT CORPORATION
By:	/s/ Donald J. McEnerney
	Name:	Donald J. McEnerney
	Title:	Vice President

EXECUTION COPY

ORIGINATION ASSITANCE AGREEMENT
AMENDMENT NO. 1
By and Between
MERRILL LYNCH CREDIT CORPORATION
AND
CENDANT MORTGAGE CORPORATION
Dated as of
December 21, 2001

ORIGINATION ASSITANCE AGREEMENT
AMENDMENT NO. 1
          ORIGINATION ASSITANCE AGREEMENT AMENDMENT NO.1, dated as of December 21, 2001 and effective as of July 1, 2001 (this “Amendment Agreement”), by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“Cendant”).
          WHEREAS, MLCC and Cendant are parties to an Origination Assistance Agreement, dated as of December 15, 2000 (the “Origination Agreement”); and
          WHEREAS, each of MLCC and Cendant wishes to amend the Origination Agreement in order to properly reflect the current relationship between the parties;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment Agreement, the parties hereto agree as follows:
          SECTION 1. Amendments to the Origination Agreement. The Origination Agreement is hereby amended as follows:
     (a) Section 1(a). Section 1(a) of the Origination Agreement is amended by deleting the terms “Alternative Loans” and “Mortgage Loans” in their entirety and replacing such terms with the following:
“Alternative Loans” shall mean any of the types of Mortgage Loans listed on Schedule 1 hereto, as the same may be amended from time to time by written agreement between MLCC and Cendant.
“Mortgage Loan” means a domestic, consumer purpose, one-to-four-family (including cooperatives and condominiums) residential purchase money or refinance closed-ended mortgage loan or open-ended mortgage loan. The term “Mortgage Loan” as used herein shall include, but not be limited to, Conforming Conventional Mortgage Loans, Jumbo/Non-Conforming Mortgage Loans, PrimeFirst® Loans, Construction Loans, Equity Access Loans, Three Year ARMs, and Five Year ARMs. This definition is subject to the terms of
Section 1(d).
Section 1(a) of the Origination Agreement is further amended by adding, in alphabetical order, the following defined terms:
     “Five Year ARMs” means an adjustable rate Mortgage Loan for which the interest rate is fixed for the first five (5) years thereof.

     “Non-Fixed Rate Equity Access Loan” means any Equity Access Loan that does not have a fixed interest rate.
     “Three Year ARMs” means an adjustable rate Mortgage Loan for which the interest rate is fixed for the first three (3) years thereof.
     (b) Section 3A (e). Section 3A (e) of the Origination Agreement is amended by deleting such section in its entirety and replacing it with the following:
     (e) Conditional Marketing Period. (i) Subject to subparagraphs (ii) and (iii) in this paragraph (e), until [* * *], MLCC shall be required to perform the Conditional Marketing Obligations (as defined in paragraph (f) below).
     (ii) MLCC shall not be required to perform the Conditional Marketing Obligations in any calendar year if, in the prior calendar year: (a) [* * *]; (b) PHH shall have (I)(A) experienced [* * *] Survey Failure, in which case [* * *], (B) experienced [* * *] Survey Failures, in which case [* * *], or (C) experienced [* * *] Survey Failures, in which case [* * *], or (II) failed, at any time during such year, to comply with its obligations contained in Sections 14(b) or (c) hereof or shall have failed to meet any of the standards contained in Sections 14(b) or 14(c) hereof; or a “Market Change” shall have occurred. “Market Change” in any given year shall mean [* * *]. In the event of a Market Change, the applicable volume level referred to in clause (a) above shall be reduced by [* * *].
     (iii) In no event shall MLCC be required to perform any Conditional Marketing Obligations following [* * *].”
     (c) Exhibit B. Exhibit B to the Origination Agreement is amended by deleting the text of such exhibit in its entirety and replacing it with Exhibit B attached hereto.
     (d) Schedule 1. The Origination Agreement is hereby amended by adding Schedule 1 attached to this Amendment Agreement as Schedule 1 to the Origination Agreement.
          SECTION 2. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          SECTION 3. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
          SECTION 4. Counterparts. This Amendment Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement,
          SECTION 5. Ratification. Except as amended hereby, the Subservicing Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.
          SECTION 6. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Origination Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION
By:	/s/ Kevin O'Hanlon
	Name:	Kevin O' Hanlon
	Title:	President

CENDANT MORTGAGE CORPORATION
By:	/s/ Robert E. Groody
	Name:	Robert E. Groody
	Title:	Senior Vice President

February 1, 2002
Cendant Mortgage Corporation
d/b/a PHH Mortgage Services
3000 Leadenhall Road
Mt. Laurel, NJ 08054
          [* * *]
Gentlemen:
          1. Reference is made to the Origination Assistance Agreement, dated as of December 15, 2000, between Merrill Lynch Credit Corporation (“MLCC”) and Cendant Mortgage Corporation, d/b/a PHH Mortgage Services (“Cendant”), as amended and supplemented (the “Origination Agreement”). Reference is also made to the [* * *] initiative introduced by MLCC, as more particularly described on Exhibit A hereto (the “[* * *]”). Initially capitalized terms not defined herein have the meanings set forth in the Origination Agreement.
          2. As you know, MLCC announced that it will offer the [* * *] effective as of February 1, 2002. Cendant acknowledges that, pursuant to the terms of the Origination Agreement, Cendant is responsible for providing Origination Services for and on behalf of MLCC with respect to Mortgage Loans and that Cendant is compensated therefor. Cendant further acknowledges and agrees that the [* * *] applies, as of the date hereof, to Mortgage Loans originated pursuant to the terms of the Origination Agreement. Accordingly, Cendant acknowledges and agrees that in connection with [* * *], Cendant shall [* * *].
          3. Cendant hereby agrees that it shall be fully responsible for any costs or expenses incurred by it or MLCC that result from Cendant’s failure to [* * *]. MLCC shall have no obligation whatsoever to reimburse or otherwise pay to Cendant any such amounts [* * *].
          4. MLCC shall have the right to publicize and advertise to its clients [* * *]
          5. The Origination Agreement is hereby supplemented by the terms of this letter agreement. Cendant agrees that it shall carry out all its obligations contained in this letter agreement strictly in accordance with the terms of the Origination Agreement. Except as supplemented by this letter agreement, the Origination Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          6. This letter agreement may be executed in separate counterparts, each of which shall be deemed an original, but such counterparts shall constitute one and the same instrument. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
* * * * * *
If you are in agreement with the foregoing, please acknowledge such agreement by signing in the space below and returning to us the enclosed duplicate of this letter agreement.

Yours truly, MERRILL LYNCH CREDIT CORPORATION
By:	/s/ Kevin O'Hanlon
	Name:	Kevin O'Hanlon
	Title:	President

Acknowledged and agreed to as
of the 1st day of February, 2002.
CENDANT MORTGAGE CORPORATION

By:
Name:
Title:

2

          6. This letter agreement may be executed in separate counterparts, each of which shall be deemed an original, but such counterparts shall constitute one and the same instrument. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
* * * * * *
If you are in agreement with the foregoing, please acknowledge such agreement by signing in the space below and returning to us the enclosed duplicate of this letter agreement.

Yours truly, MERRILL LYNCH CREDIT CORPORATION
By:
	Name:	Kevin O'Hanlon
	Title:	President

Acknowledged and agreed to as
of the 1st day of February, 2002.
CENDANT MORTGAGE CORPORATION

By:	/s/ Robert E. Groody

	Name:	Robert E. Groody
	Title:	Senior Vice President

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EXECUTION COPY

ADDENDUM AGREEMENT NO.2
TO ORIGINATION ASSISTANCE AGREEMENT
By and Between
MERRILL LYNCH CREDIT CORPORATION
and
CENDANT MORTGAGE CORPORATION
Dated as of
September [30], 2002

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Page
Article I

DEFINITIONS; INCORPORATION INTO AGREEMENT

SECTION 1.01 Definitions	2

SECTION 1.02 Incorporation of Second Addendum	3

SECTION 1.03 Ratification	3

Article II

THE FA GUARANTEE PROGRAM

SECTION 2.01 Additional Origination Services	3

SECTION 2.02 Compliance with Law	3

SECTION 2.03 Duties and Obligations of MLCC	3

Article III

GENERAL PROVISIONS

SECTION 3.01 No Assignment	4

SECTION 3.02 Governing Law	4

SECTION 3.03 Lawful Conduct; Severability; Release	4

SECTION 3.04 Amendments	5

SECTION 3.05 Captions	5

SECTION 3.06 Counterparts	5

SECTION 3.07 Construction	5

SECTION 3.08 Indemnification	5

Exhibit A — Form of FA Agreement
Exhibit B — Financial Advisor Mortgage Guarantee Program Description
Exhibit C — Form of Guaranty
Exhibit D — Deed of Trust/Mortgage Rider
 i

ADDENDUM AGREEMENT NO. 2 TO ORIGINATION
ASSISTANCE AGREEMENT
          ADDENDUM AGREEMENT NO. 2 TO ORIGINATION ASSISTANCE AGREEMENT, dated as of September [30], 2002 and effective as of January 1, 2002 (the “Effective Date”) (this “Second Addendum”), between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (“Cendant”).
W I T N E S S E T H:
          WHEREAS, MLCC and Cendant are parties to that certain Origination Assistance Agreement, dated as of December 15, 2000 (as amended, the “Origination Agreement”);
          WHEREAS, MLCC and Cendant are parties to that certain Addendum Agreement No. 1 to Origination Assistance Agreement, dated as of November 30, 2001 (the “First Addendum”);
          WHEREAS, MLCC and Cendant are parties to that certain California Addendum to Origination Assistance Agreement, dated as of October 19, 2001 (the “California Addendum”);
          WHEREAS, Cendant is willing to, and MLCC desires Cendant to, provide MLCC certain support services with respect to the FA Guarantee Program (as defined below); and
          WHEREAS, each of MLCC and Cendant desire to supplement the Origination Agreement with the terms and provisions set forth in this Second Addendum in order to reflect their agreement with respect to the services to be provided by Cendant to MLCC with respect to the FA Guarantee Program;
          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein and in the Origination Agreement and for other good and valuable consideration, MLCC and Cendant hereby agree as follows:

ARTICLE I
DEFINITIONS;
INCORPORATION INTO AGREEMENT
          SECTION 1.01 Definitions. Unless otherwise defined herein, all initially capitalized terms used in this Second Addendum shall have the meanings set forth for such terms in the Origination Agreement, to which this Second Addendum shall be attached.
          (a) Certain Defined Terms. As used in this Second Addendum, the following terms shall have the following meanings:
          “Borrower” means the individual or individuals obligated to repay a Mortgage Loan.
          “CA$H System” means the system described in Schedule A.
          “Deed of Trust/Mortgage Rider” means an agreement executed by a Qualified FA, a generic/non-state specific form of which is attached hereto as Exhibit D (which form of agreement may be amended from time to time by mutual agreement of MLCC and Cendant without a formal amendment to this Second Addendum), which agreement sets forth, among other things, the Qualified FAs’ agreement that any default under the FA Agreement shall constitute a default under the Underlying Mortgage.
          “FA Agreement” means an agreement among the Qualified FA, MLGI and MLCC, a generic/non-state specific form of which is attached hereto as Exhibit A (which form of agreement may be amended from time to time by mutual agreement of MLCC and Cendant without a formal amendment to this Second Addendum), which agreement sets forth, among other things, the terms and conditions of the guarantee provided by MLGI on behalf of the Qualified FA with respect to the Underlying Mortgage.
          “FA Guarantee Program” means the “Financial Advisor Mortgage Guarantee Program” as described in Exhibit B attached hereto.
          “FA Guarantee Program Documentation” means, collectively, an FA Agreement, a Guaranty, and a Deed of Trust/Mortgage Rider.
          “Guaranty” means a guaranty executed by MLGI in favor of MLCC, a generic/non-state specific form of which is attached hereto as Exhibit C (which form of guaranty may be amended from time to time by mutual agreement of MLCC and Cendant without a formal amendment to this Second Addendum), which guaranty sets forth, among other things, the terms and conditions of the guarantee provided by MLGI on behalf of the Qualified FA with respect to the Underlying Mortgage.
          “MLCC WebSite” means the web site owned and operated by Merrill Lynch & Co., Inc. currently having a URL at http://www.ml.com, and any successor site thereof.
          “MLGI” means Merrill Lynch Group, Inc., or any successor group thereto.

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          “Qualified FAs” means qualified Financial Advisors as described in Exhibit B attached hereto.
          “Underlying Mortgage” means a PrimeFirst® Loan, a Three Year ARM, or a Five Year ARM written through MLCC.
          SECTION 1.02 Incorporation of Second Addendum. Unless specifically addressed below, all terms and conditions, representations and warranties, and rights, obligations and covenants of Cendant and MLCC set forth in the Origination Agreement shall apply or shall be deemed to be given or made, as the case may be, to Mortgage Loans originated pursuant to the terms of this Second Addendum, and to the subject matter of the Second Addendum. Further, except as indicated below, all references in the Origination Agreement to “Origination Services” shall be deemed to include the services described in Section 2.01 below, and all references in the Origination Agreement to a “Mortgage Loan” shall be deemed to include a reference to the Mortgage Loans originated pursuant to the terms of this Second Addendum. As such, the parties hereto agree that they shall peform their obligations hereunder in accordance with the terms of the Origination Agreement.
          SECTION 1.03 Ratification. The Origination Agreement is hereby supplemented by the terms and conditions of this Second Addendum. Except as supplemented by this Second Addendum, the First Addendum, the Second Addendum and the California Addendum, the Origination Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.
ARTICLE II
THE FA GUARANTEE PROGRAM
          SECTION 2.01 Additional Origination Services. Cendant acknowledges and agrees that it performs, on behalf of MLCC, Origination Services with respect to Underlying Mortgages pursuant to and in accordance with the terms of the Origination Agreement. In addition to such services, on and after the Effective Date, Cendant hereby agrees that if the potential Borrower with respect to an Underlying Mortgage is a Qualified FA and such Qualified FA desires to participate in the FA Guarantee Program, Cendant shall (i) obtain confirmation from the MLCC WebSite that such potential Borrower is a Qualified FA, (ii) provide electronic notification to MLCC that such borrower desires to participate in the FA Guarantee Program and that the MLCC Website indicates that such potential Borrower is a Qualified FA, such notification to be provided by Cendant in such a manner as to provide sufficient time to allow MLCC to comply with its obligations under Section 2.03, and (iii) on behalf of MLCC, have executed and delivered at or prior to the closing of the Underlying Mortgage the Deed of Trust/Mortgage Rider.
          SECTION 2.02 Compliance with Law. Cendant shall ensure that all Underlying Loans shall be closed in accordance with all Applicable Requirements.
          SECTION 2.03 Duties and Obligations of MLCC. Upon receipt of a notification described in Section 2.01, MLCC shall prepare and have fully executed, prior to

3

closing, a Guaranty and an FA Agreement for the Qualified FA. Upon receipt of the fully executed Guaranty and FA Agreement, MLCC will indicate in the CA$H System that such documents have been executed and will forward copies of the executed documents to Cendant. In addition, MLCC shall prepare the Deed of Trust/Mortgage Rider and provide such document to Cendant for inclusion with the closing documents. In connection with the FA Guarantee Program, MLCC shall be responsible for (i) administering and maintaining the relationship with the Qualified FAs and (ii) ensuring that the FA Guarantee Program Documentation is at all times legally sufficient to create the obligations intended to be created thereby and to bind the parties intended to be bound thereby. MLCC shall be responsible for providing any and all legal guidance and support in connection with its responsibilities contained in this paragraph, but not otherwise. MLCC shall have no obligation or responsibility to provide legal support with respect to any particular Underlying Mortgage. Notwithstanding the foregoing, to the extent that MLCC receives and holds any amounts derived from a Guaranty or an FA Agreement with respect to a Borrower, and Cendant has scheduled a foreclosure sale on the property securing such Borrower’s Mortgage Loan, MLCC shall timely provide bidding instructions to Cendant with respect to such foreclosure sale. MLCC shall be solely responsible for collecting any sums due from MLGI under the Guaranty and MLCC and MLGI shall be solely responsible for collecting any sums due from the Borrower under the FA Agreement. MLCC shall at all times during the term of the Origination Agreement maintain sufficient levels of staffing and resources necessary to comply with this Section 2.03.
ARTICLE III
GENERAL PROVISIONS
          SECTION 3.01 No Assignment. The parties hereto shall not assign all or any part of their respective rights or obligations arising hereunder or delegate any duty other than as permitted by this Second Addendum without first obtaining the written consent of the other party.
          SECTION 3.02 Governing Law. This Second Addendum shall be governed by, and construed and in accordance with, the laws of the State of New York.
          SECTION 3.03 Lawful Conduct; Severability; Release. The parties hereto shall not perform, or be expected to perform, any act hereunder that is, or is reasonably believed to be, in violation of any applicable local, state or federal rule or regulation. If any provision of this Second Addendum is now or later in violation of any local, state or federal law, then such provision shall be considered null and void for purposes of this Second Addendum with all other provisions remaining in full force and effect. The parties agree to cooperate in good faith to replace any such provision which is so rendered null and void with a substitute provision that approximates as nearly as practicable the parties’ original substantive intent and that does not violate any local, state or federal law. Each party expressly releases the other from any liability in the event either of said parties cannot fulfill any obligation hereunder due to any prohibition under local, state or federal laws pertaining to such obligation.

4

          SECTION 3.04 Amendments. This Second Addendum may be amended and any provision hereof waived, but only in a writing signed by the party against whom such amendment or waiver is sought to be enforced.
          SECTION 3.05 Captions. The headings and captions in this Second Addendum are for ease of reference only and shall not be relied upon in construing any provision hereof.
          SECTION 3.06 Counterparts. This Second Addendum may be executed in any number of counterparts. Each counterpart so executed shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
          SECTION 3.07 Construction. This Second Addendum shall be construed fairly as to both parties and not in favor of or against either party, regardless of which party prepared this Second Addendum.
          SECTION 3.08 Indemnification. (a) Provided that Cendant has fulfilled its obligations hereunder, MLCC agrees to indemnify, defend and hold harmless Cendant and its officers, directors, employees, agents, attorneys, members and shareholders from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees and disbursements in connection with any investigative, administrative or judicial proceeding) imposed on, incurred by or asserted against Cendant, whether brought under common law or in equity, or in contract, tort or otherwise, relating to the performance by Cendant of its obligations under this Second Addendum.
[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

5

          IN WITNESS WHEREOF, each of the undersigned parties has caused this Second Addendum to be duly executed and delivered by one of its duly authorized officers, all as of the date first written above.

CENDANT MORTGAGE CORPORATION d/b/a PHH MORTGAGE SERVICES

By:	/s/ Gregory A. Gentek

Name: Gregory A. Gentek
Title: Senior V.P.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Kevin O’Hanlon

Name:
Title:

ORIGINATION ASSISTANCE AGREEMENT
AMENDMENT NO. 2
By and Between
MERRILL LYNCH CREDIT CORPORATION
AND
CENDANT MORTGAGE CORPORATION
Dated as of
December 29, 2002

ORIGINATION ASSITANCE AGREEMENT
AMENDMENT NO. 2
          ORIGINATION ASSITANCE AGREEMENT AMENDMENT NO. 2, dated as of December 29, 2002, by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“Cendant”).
          WHEREAS, MLCC and Cendant are parties to an Origination Assistance Agreement, dated as of December 15, 2000 (together with all modifications, supplements, and amendments thereto as of the date hereof, including, but not limited to, that certain California Addendum to Origination Assistance Agreement entered into effective as of the 19th day of October, 2001, that certain Addendum Agreement No. 1 to Origination Assistance Agreement dated as of November 30, 2001, that certain Amendment No. 1 dated as of December 21, 2001, and that certain Addendum Agreement No. 2 to Origination Assistance Agreement dated September 30, 2002 (collectively, the “Origination Agreement”)); and
          WHEREAS, each of MLCC and Cendant wishes to amend the Origination Agreement in order to properly reflect the current relationship between the parties;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment Agreement, the parties hereto agree as follows:
          SECTION 1. Amendment to the Origination Agreement. Section 17 of the Origination Agreement is hereby amended by adding the following additional representation and warranty:
(u)	No Mortgage Loan: (a) is subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions); (b) includes any single premium credit life or accident and health insurance or disability insurance; or (c) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory”, “covered”, or “threshold” under any applicable federal, state, or local law, and in such context has been expressly categorized as an “unfair” or “deceptive” term, condition, or practice in any applicable federal, state, or local law dealing with “predatory” or “high cost” mortgage lending.
          SECTION 2. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 3. Headings. The descriptive headings contained in this Amendment Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment Agreement.

          SECTION 4. Counterparts. This Amendment Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          SECTION 5. Ratification. Except as amended hereby, the Origination Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.
          SECTION 6. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Origination Agreement.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Kevin O’Hanlon

Name:	Kevin O’Hanlon
Title:	President, Chairman and CEO

CENDANT MORTGAGE CORPORATION

By:	/s/ Robert E. Groody

Name:	Robert Groody
Title:	Chief Operating Officer

EXECUTION COPY

AMENDMENT NO. 1 TO ADDENDUM AGREEMENT NO. 1
TO ORIGINATION ASSISTANCE AGREEMENT
By and Between
MERRILL LYNCH CREDIT CORPORATION
and
CENDANT MORTGAGE CORPORATION
Dated as of
October 18, 2004

Page
Article I

DEFINITIONS; INCORPORATION INTO ADDENDUM NO.1

SECTION 1.01 Definitions	1

SECTION 1.02 Incorporation of Amendment No. 1	3

SECTION 1.03 Ratification	3

Article II

GENERAL PROVISIONS

SECTION 2.01 MLCC Responsibilities	3

SECTION 2.02 Cendant Responsibilities	4

SECTION 2.03 Bulk Sale Program Fees	6

SECTION 2.04 Number of Wholesale Lenders	7

SECTION 2.05 Delivery of Bulk Sale Mortgage Files	7

SECTION 2.06 Non-Solicitation; Non-Competition	7

SECTION 2.07 Tax and Flood Service Contracts	7

SECTION 2.08 Term	8

AMENDMENT NO. 1 TO ADDENDUM AGREEMENT NO. 1 TO
ORIGINATION ASSISTANCE AGREEMENT
          AMENDMENT NO. 1 TO ADDENDUM AGREEMENT NO. 1 TO ORIGINATION ASSISTANCE AGREEMENT (this “Amendment No. 1”), dated as of October 18, 2004, between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and CENDANT MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (“Cendant”).
W I T N E S S E T H:
          WHEREAS, MLCC and Cendant are parties to that certain Origination Assistance Agreement, dated as of December 15, 2000 as previously modified by, including and not limited to that certain Addendum Agreement No. 1 to Origination Assistance Agreement, dated as of November 30, 2001 (“Addendum No. 1”); and
          WHEREAS, Cendant is willing to, and MLCC desires Cendant to, provide MLCC certain additional support services for MLCC’s Bulk Sale Program (as hereafter defined); and
          WHEREAS, each of MLCC and Cendant desires to amend, modify and/or supplement Addendum No. 1 with the terms and provisions set forth in this Amendment No. 1 in order to reflect their agreement with respect to the additional services to be provided by Cendant for MLCC’s Bulk Sale Program;
          NOW, THEREFORE, in consideration of the premises which are incorporated herein by this reference and the mutual agreements and covenants hereinafter set forth, MLCC and Cendant hereby agree as follows:
ARTICLE I
DEFINITIONS;
INCORPORATION INTO ADDENDUM NO.1
          SECTION 1.01 Definitions. Unless otherwise defined herein, all initially capitalized terms used in this Amendment No. 1 shall have the meanings set forth for such terms in Addendum No. 1, to which this Amendment No. 1 shall be attached.
          (a) Certain Defined Terms. As used in this Amendment No. 1, the following terms shall have the following meanings:
          “Alternative Wholesale Product” means (i) any Mortgage Loan product currently available in the Cendant wholesale product offering that is not available in the MLCC wholesale product offering and (ii) any other Mortgage Loan product as determined on a case by case basis by the parties hereto.

          “Bulk Purchase” means the purchase of any Standard Bulk Product or Non-Standard Bulk Product.
          “Bulk Sale Mortgage File” means, collectively, with respect to any Bulk Sale Program Mortgage Loan, the microfiche copies and/or hard copies and/or imaging copies (and/or copies in any other media or format) of the following documents: (a) the Mortgage Note; (b) the recorded Mortgage or other deed, mortgage or any other instrument which constitutes a first lien on the Mortgaged Property securing payment by a Mortgagor of a Mortgage Note; (c) the recorded assignment to MLCC, if any; (d) all related intervening assignments of mortgage, if any; (e) the original mortgagee policy of title insurance, including riders and endorsements thereto (required to have the first page with recording information and property location); (f) adjustable rate mortgage rider certificates, if applicable; (g) appraisal of related Mortgaged Property; (h) mortgage insurance certificates, if applicable; (i) HUD1; (j) flood certification; (k) any applicable riders to the Mortgage Notes; (1) final truth-in-lending documents; (m) consolidation and extension documents for modifications; (n) if the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located; (o) primary insurance policy; (p) the original of any guarantee executed in connection with the Mortgage Note; (q) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and (r) for co-op loans, (A) any original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such co-op loan (or a recorded copy thereof); (B) Form UCC-3 (or copy thereof) assigning the security interest covered by such Form UCC-1 pursuant to (A) above, together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related co-op loan to the Correspondent Lender, if applicable; (C) the co-op lease, any assignment of the co-cop lease to the Correspondent Lender and all intervening assignments; and (D) the recognition agreement.
          “Bulk Sale Origination Assistance Fee” shall have the meaning given in Section 2.03(a) of this Amendment No. 1.
          “Bulk Sale Program” means the program pursuant to which MLCC is making Bulk Purchases of Mortgage Loans from Correspondent Lenders pursuant to the Bulk Sale Addenda between MLCC and such Correspondent Lenders.
          “Closing Date” means, with respect to any Mortgage Loan, the date upon which such Mortgage Loan is purchased by MLCC.
          “New Correspondent Lender” means any Correspondent Lender other than a Seasoned Correspondent Lender.
          “Non-Standard Bulk Product” means any of the Alternative Wholesale Products and/or any Portfolio Loans originated other than in accordance with MLCC Underwriting Guidelines.

          “Provisions Against Solicitation” shall have the meaning given in Section 6 of the Master Loan Purchase and Sale Agreement between MLCC and the Correspondent Lender.
          “Quality Control” shall mean a full-file re-underwriting which will include, but not be limited to, income credit, data integrity, legal and compliance review and property valuation.
          “Seasoned Correspondent Lender” means any Correspondent Lender that has sold to MLCC at least three (3) Mortgage Loan pool deliveries with consistent and acceptable due diligence results (determined in MLCC’s sole discretion).
          “Securitization Assistance Fee” shall have the meaning given in Section 2.03(b) of this Amendment No. 1.
          “Standard Bulk Product” means any of the Portfolio Loans originated in accordance with MLCC Underwriting Guidelines.
          “Trailing Documents” means any document identified above in subpart (b), (c), (d), (e), (f), (m), (n), (q), or (r) of the definition of Bulk Sale Mortgage File that has not been delivered within 120 days of the related Closing Date, unless such delivery was not completed within 120 days of the related Closing Date solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office.
          SECTION 1.02 Incorporation of Amendment No. 1. Unless specifically addressed below, all terms and conditions, representations and warranties, rights, obligations and covenants of Cendant and MLCC set forth in Addendum No. 1 shall apply or shall be deemed to be given or made, as the case maybe, to Mortgage Loans originated, and/or purchased pursuant to the terms of this Amendment No. 1, and to the subject matter of this Amendment No. 1. Further, all references in Addendum No. 1 to a “Mortgage Loan” shall be deemed to include a reference to the Mortgage Loans originated and/or purchased pursuant to the terms of this Amendment No. 1. To the extent that there is a conflict between the terms of this Amendment No. 1 and those of Addendum No. 1, the terms of this Amendment No. 1 shall control,
          SECTION 1.03 Ratification. Addendum No. 1 is hereby supplemented by the terms and conditions of this Amendment No. 1. Except as supplemented by this Amendment No. 1, Addendum No. 1 shall remain unmodified and in full force and effect and is hereby ratified and confirmed. In addition to any rights and obligations set forth in Addendum No. 1, the parties hereto shall further be subject to all rights and obligations of this Amendment No. 1.
ARTICLE II
GENERAL PROVISIONS
          SECTION 2.01 MLCC Responsibilities. For each Bulk Sale Program Mortgage Loan Purchase, MLCC shall have the following responsibilities:
          (a) Correspondent Lender Approval; Contracts; Bidding. MLCC will be responsible for approving each Correspondent Lender and contract negotiation and administration. Within 30 days of execution, MLCC will furnish Cendant with copies of its Correspondent Lender contracts and any amendments thereto. Further, MLCC shall calculate pricing and bid determination for each Bulk Purchase.
          (b) Due Diligence and Quality Control. For Standard Bulk Products only, MLCC will perform or cause to be performed the necessary due diligence and Quality Control procedures for New Correspondent Lenders; for Non-Standard Bulk Products, MLCC will perform or cause to be performed the necessary due diligence and Quality Control procedures for both Seasoned Correspondent Lenders and New Correspondent Lenders. In addition, MLCC will facilitate all pre-funding mortgage pool due diligence through such third parties as MLCC may select for both Standard Bulk Products and Non-Standard Bulk Products.
          (c) Compliance Review. MLCC will, or at MLCC’s option, will contract with a third party due diligence vendor to ensure that each Correspondent Lender has provided each borrower with all federal, state and local disclosure documentation. This Section 2.01(c) shall not diminish Cendant’s obligations under Addendum No. 1 as to Mortgage Loans outside the scope of this Amendment No. 1.
          (d) Funding and Settlement Procedures. MLCC will perform or cause to be performed the funding and settlement procedures with respect to any Bulk Purchase. In connection therewith, MLCC shall also be responsible for the review and delivery of notes and assignments to the custodian.
          (e) Mortgage Loan Repurchases. MLCC may enforce repurchases of Mortgage Loans by the Correspondent Lenders for breaches of covenants, representations and warranties based on information provided by Cendant pursuant to Section 2.02 hereof.
          SECTION 2.02 Cendant Responsibilities. Cendant shall be responsible for supporting the Bulk Sale Program. In particular, for each Bulk Sale Program Mortgage Loan Purchase, Cendant shall have the following responsibilities:
          (a) Systems Requirements. Cendant will be responsible for systems coordination on each of the following programs: (i) the CA$H program registration; and (ii) Alltel boarding and (iii) First Data (with respect to backfill of data). In addition, the parties have identified the following system development initiatives and have agreed to proceed as follows:
     (i) Alternative Wholesale Product Support. At MLCC’s direction, Cendant agrees to develop “shell product” functionality in CA$H that will support the Mortgage Loan products contemplated in subsection (ii) of the definition of Alternative Wholesale Product above. Cendant will make the shell product functionality available to MLCC no later than six weeks after MLCC delivers complete product specifications of each such Alternative Wholesale Product, or within such other time frame as the parties may agree as to each such Alternative Wholesale Product. MLCC agrees to pay Cendant $[* * *]; and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (ii) CA$H Interface. Cendant agrees to develop an automated CA$H interface to be used for the purpose of receiving bid and settlement files from Correspondent Lenders on MLCC’s behalf. The interface will be made available for MLCC’s use within[* * *]. MLCC agrees to reimburse Cendant for its actual, documented cost of developing the interface for MLCC contingent upon (y) MLCC’s approval of a budget and payment schedule prior to the commencement of work and (z) the parties’ mutual agreement upon a cost adjustment factor that will be applied as a credit against the amount to be reimbursed hereunder and that takes into account the residual value to Cendant of the CA$H Interface when used by Cendant for purposes beyond the scope of this Amendment No. 1.
          (b) Defective Mortgage Loans. Cendant will notify MLCC of defective Mortgage Loans subject to repurchase by Correspondent Lenders pursuant to the Correspondent Lending Guide within [* * *] of discovery of such defective Mortgage Loans using a mutually agreed upon reporting format or notice. A Defective Mortgage Loan is a Mortgage Loan which Cendant discovers during the servicing of such Mortgage Loan is in violation of a representation, warranty or covenant made by the applicable Correspondent Lender, including but not limited to a Mortgage Loan as to which a Correspondent Lender has failed to deliver a Trailing Document within 270 days of the Closing Date.
          (c) Post-Funding Third Party Due Diligence and Quality Assurance. Within [* * *] of the Closing Date, Cendant shall facilitate Quality Control using a mutually agreed upon sample size (e.g., 10%) for Standard Bulk Products purchased from Seasoned Correspondent Lenders only. Within [* * *] of the Closing Date, Cendant shall provide MLCC with loan level and summary information in a mutually agreed upon format.
          (d) Trailing Documents. Cendant will be responsible for the retrieval, review and delivery of any and all Trailing Documents. For [* * *] after the Closing Date, Cendant will make a diligent effort to retrieve Trailing Documents and provide MLCC with monthly status reports documenting said effort in a mutually agreed upon format. For purposes of this section, diligent effort means that Cendant will at a minimum: [* * *]. To the extent that (i) a Bulk Sale Mortgage File has Trailing Documents that have not been received within [* * *] of the Closing Date (hereafter “Seriously Delinquent Trailing Document”), and (ii) MLCC chooses not to enforce a breach with the related Correspondent Lender, then Cendant will attempt to obtain such Seriously Delinquent Trailing Documents directly from the source at MLCC’s request.
          (e) Securitization and Whole Loan Sale Support. Cendant will provide securitization and whole loan sale support upon reasonable advance notice by MLCC prior to a prospective transaction (“Securitization Support”). Such support will include the following activities: (i) delivery of Bulk Sale Mortgage Files to MLCC’s due diligence vendor(s) within [* * *] of request, (ii) providing access to CMC employees and agents in accordance with Section 6(h) of the Origination Agreement, (iii) receive and respond to loan level findings from MLCC’s due diligence vendor within [* * *] of receipt and coordinate timely responses

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to such, (iv) receive and respond to loan level data integrity findings from third parties (e.g., accounting firms) as applicable, within [* * *] of receipt of notice thereof, (v) timely review and execution of applicable contracts, and (vi) timely preparation and delivery of assignments, endorsements, and allonges to MLCC’s custodian. In the event additional support is required by MLCC, Cendant agrees to reasonably cooperate to provide such support.
          (f) Quality Control Scorecards. Cendant will produce quality control scorecards substantially in the form of Exhibit A attached hereto. Such quality control scorecards will monitor performance and provide MLCC with quarterly reports as MLCC may specify from time to time.
          SECTION 2.03 Bulk Sale Program Fees.
          (a) Bulk Sale Origination Assistance Fees. MLCC shall pay Cendant the following origination assistance fees (each, a “Bulk Sale Origination Assistance Fee”): (i) a loan set-up fee of $[* * *] per Mortgage Loan that is loaded onto the CA$H system; (ii) a trailing documents fee of $[* * *] per funded Mortgage Loan, whether or not there are any Trailing Documents for any such Mortgage Loan; (iii) for Standard Bulk Products from Seasoned Correspondent Lenders only, a data/credit/compliance review fee of $[* * *] per Mortgage Loan reviewed; and (iv) reimbursement for actual out-of-pocket expenses incurred in connection with Quality Control and other third party vendors. MLCC shall pay such amount to Cendant at the time of its purchase of each such Mortgage Loan.
          (b) Securitization and Whole Loan Sale Assistance Fees. MLCC shall pay Cendant the following securitization and whole loan sale assistance fees (each, a “Securitization Assistance Fee”): (i) for Standard Bulk Products only, a non-agency securitization assistance fee of $ [* * *] per Mortgage Loan and an agency securitization assistance fee of $[* * *] per Mortgage Loan payable for each securitization containing Mortgage Loans acquired in Standard Products or Non-Standard Products, (ii) for Non-Standard Bulk Products only, a non-agency securitization assistance fee of $[* * *] per Mortgage Loan and an agency securitization assistance fee of $[* * *] per Mortgage Loan payable for each securitization containing Mortgage Loans acquired in Standard Products or Non-Standard Products, and (iii) for whole loan sale transactions, a whole loan sale support fee of $[* * *]. [* * *]
          (c) Seriously Delinquent Trailing Document Fee. For each Mortgage Loan containing Seriously Delinquent Trailing Documents, MLCC shall pay Cendant a fee of $[* * *] per Mortgage Loan, plus [* * *]. Such fee shall become payable upon receipt and delivery of the applicable documents for any particular Mortgage Loan.
          (d) Adjustment to Fees. [* * *]
          SECTION 2.04 Number of Wholesale Lenders. Notwithstanding anything to the contrary in Section 4.07 of Addendum No. 1, MLCC may increase the number of Wholesale Lenders upon [* * *]. [* * *].

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          SECTION 2.05 Delivery of Bulk Sale Mortgage Files. The Correspondent Lender is responsible for the delivery of all Bulk Sale Mortgage Files to Cendant in accordance with Section 7.03 of the Amendment No. 1 to the Master Loan Purchase and Sale Agreement between MLCC and the Correspondent Lender. MLCC and Cendant shall determine a mutually agreed upon delivery format for each Correspondent Lender.
          SECTION 2.06 Non-Solicitation; Non-Competition.
          (a) Without MLCC’s prior written consent, which may be withheld by MLCC in its sole discretion, neither Cendant nor any of its affiliated entities shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for financing of any Mortgage Loan or any product or service whatsoever that is offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliated entities including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services. MLCC will cause each Correspondent Lender to be bound by the Provisions Against Solicitation.
          (b) Without Cendant’s prior written consent, which may be withheld by Cendant in its sole discretion, until after the expiration or earlier termination of this Amendment No. 1, neither MLCC nor any of its affiliated entities shall enter into Wholesale Lender relationships with any of the following: (i)[* * *], (ii) [* * *]with the sole exception of the Wholesale Lenders identified in Exhibit C attached hereto, and (iii) any of the Wholesale Lenders identified in Exhibit B attached hereto (the “Restricted Correspondent Lenders”). The foregoing notwithstanding, however, it is agreed that MLCC may enter into Wholesale Lender relationships with the Restricted Correspondent Lenders provided that the only Mortgage Loan products that shall be made available to, or purchased from, such Restricted Correspondent Lenders shall be Mortgage Loans that are not currently available to such Restricted Correspondent Lenders through Cendant.
          SECTION 2.07 Tax and Flood Service Contracts. All transfer fees related to the transfer of any tax or flood service contracts on the Mortgage Loans will be paid by MLCC or the Correspondent Lender.
          (a) The tax service contract fees are as follows, unless otherwise agreed by the parties: (i) $[* * *] for any Mortgage Loan with no existing contract or with an existing contract that was not issued by [* * *]; (ii) $[* * *] for certain bulk transfer loans (as of the date hereof, applicable to[* * *]); and (iii) $[* * *] for any Mortgage Loan with[* * *], provided all of the following data is provided: legal description, parcel number, tax contract number, tax service provider vendor number, city tax monthly escrow amount, county tax monthly escrow amount, next tax amount, next tax due date, last tax amount, and last tax due date.
          (b) The flood service contract fees are as follows, unless otherwise agreed by the parties: (i) $[* * *] for any Mortgage Loan with no existing contract; (ii) $[* * *] for any Mortgage Loan with [* * *]; and (iii) $[* * *] for certain bulk transfer loans (as of the date hereof, applicable to [* * *]).

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          SECTION 2.08 Term. The term of this Amendment No. 1 shall automatically expire on December 31, 2005 (the “Initial Term”). Notwithstanding the foregoing, this Amendment No. 1 shall be automatically extended, subject to the following sentence, without any action by the parties hereto, for successive renewal terms of one year each, in each case beginning on January 1 of such renewal year and ending as of the following December 31, until the expiration or earlier termination of the Origination Agreement, at which time this Amendment No. 1 shall also terminate. Either party may elect not to extend this Amendment No.1 by giving written notice to the other party at least sixty (60) days prior to the expiration or termination, as the case may be, of either the Initial Term or the current renewal term of this Amendment 1.
[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment No. 1 to be duly executed and delivered by one of its duly authorized officers, all as of the date first written above.

CENDANT MORTGAGE CORPORATION d/b/a PHH MORTGAGE SERVICES

By:	/s/ Robert J. Smith

Name: Robert J. Smith
Title: Senior Vice President

MERRILL LYNCH CREDIT CORPORATION.

By:	/s/ Lawrence P. Washington

Name: Lawrence P. Washington
Title: Chairman and President

Lawrence P. Washington
Chairman & Chief Executive Officer
Merrill Lynch Credit Corporation

Merill Lynch Global Bank Group
4802 Deer Lake Drive East
Jacksonville, Florida 32246-6484
904 218 6076
800 965 8654
VIA OVERNIGHT DELIVER SERVICE,
FACSIMILE No. (856) 917-9422, and
UNITED STATES CERTIFIED MAIL
January 24, 2005

Cendant Mortgage Corporation 3000 Leadenhall Road Mt. Laurel, New Jersey 08054
Attention:	Robert C. Andwood
Mail Stop CS
Facsimile No.: (856) 917-6702
                Re: Origination Assistance Agreement — Amendment to Section 8
Dear Bob:
                We refer to the Origination Assistance Agreement, dated as of December 15, 2000, between the undersigned, Merrill Lynch Credit Corporation (“MLCC”), and Cendant Mortgage Corporation (“CMC”) (as amended, supplemented and modified as of the date hereof, the “Origination Agreement”). Initially capitalized terms not defined herein shall have the meaning given such terms in the Origination Agreement.
                In accordance with Section 8 of the Origination Agreement, MLCC hereby notifies CMC that MLCC is amending the existing Exhibit A to the Origination Agreement (“Old Exhibit A”) by replacing Old Exhibit A with a new Exhibit A, a copy of which is attached to this letter notification (“New Exhibit A”). We note that the amendments effected by replacing Old Exhibit A with New Exhibit A comply with the requirements of Section 8 of the Origination Agreement. Specifically, (i) such amendment changes no more than ten Persons, (ii) the Persons added to the exhibit are Persons which are Financial Services Firms, and (iii) Exhibit A to the Origination Agreement, as amended hereby, does not contain more than twenty Persons.

Very truly yours,

/s/ Lawrence P. Washington

Lawrence P. Washington Chairman and CEO

Cendant Mortgage Corporation
January 21, 2005

cc: Cendant Mortgage Corporation General Counsel’s Office 3000 Leadenhall Road Mt. Laurel, New Jersey 08054
Attention:	William F. Brown, General Counsel
Mail Stop LGL
Facsimile No.: (856) 917-0950

February 10, 2005
PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
               Re: Change of FARC Fee
Ladies and Gentlemen:
          Reference is made to that certain PHH Financial Advisor Resource Center Expense Reimbursement letter agreement dated January 2, 2003 (the “FARC Letter”). Pursuant to the terms of the FARC letter, this letter shall confirm that the monthly FARC Fee shall be changed from $[* * *] to $[* * *], retroactively effective as of the first business day of January 2005 and for the six-month period ending June 30, 2005.
          Except as modified above, the FARC Letter remains in full force and effect and is hereby ratified by the parties hereto. Each party to this letter agreement shall take or otherwise cause to be taken all such other action as may be necessary to implement the terms of this letter agreement and the FARC Letter, and shall not take any action inconsistent herewith or therewith. This letter agreement may be executed in counterparts, taken together, which shall constitute one and the same instrument. Delivery of a counterpart of this letter agreement by facsimile shall be as effective as delivery of a manually executed counterpart hereof.
          IN WITNESS WHEREOF, Merrill Lynch Credit Corporation and PHH Mortgage Corporation have caused this letter agreement to be executed by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington

Name: Lawrence P. Washington
Title: Chairman and President

PHH MORTGAGE CORPORATION Formerly known as Cendant Mortgage Corporation

By:	/s/ Gregory A. Gentek

Name: Gregory A. Gentek
Title: Senior Vice President

1

Notification Procedures
Merrill Lynch Credit Corporation/PHH Mortgage Corporation
Residential Mortgage Origination and Servicing Outsourcing Agreements
     Any notice to be given or document to be delivered to any party under any of the agreements pertaining to the Merrill Lynch Credit Corporation (“MLCC”) and PHH Mortgage Corporation (“PHH”) transaction entered into during December of 2000/January 2001 and thereafter shall be in writing and shall be delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail, return receipt requested, or sent by overnight courier to the other party at the following address or to any other address as either MLCC or PHH may subsequently designate:
MLCC:
Merrill Lynch Credit Corporation
4802 Deer Lake Drive East
Jacksonville, FL 32246-6484
Attention: Lawrence P. Washington, President
Facsimile: 904-218-6119
Phone: 904-218-6706
with a copy to:
Merrill Lynch Credit Corporation
4802 Deer Lake Drive East
Jacksonville, FL 32246-6484
Attention: George T. Morrison, General Counsel
Facsimile: 904-218-8848
Phone: 904-218-8833
PHH:
PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Joe Suter
                   Mail Stop CM1
Facsimile: 856-917-6016
Phone: 856-917-0190
[Continued on next page]

1

with a copy to:
General Counsel’s Office
PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: William F. Brown
                   Mail Stop LGL
Facsimile: 856-917-0950
Phone: 856-917-0903
With a copy to:
Assistant General Counsel’s Office
PHH Mortgage Corporation
4802 Deer Lake Drive East
Jacksonville, Florida 32246-6484
Attention: Louie W. Strum
                   Mail Stop JLGL
Facsimile: 904-928-8483
Phone: 904-928-4437
     Any notice sent by registered, certified, or overnight mail or facsimile shall be deemed received on the actual date of delivery of the notice to the designated address as evidenced by the applicable receipt/indication.

2

Execution Copy

ORIGINATION ASSISTANCE AGREEMENT
AMENDMENT NO. 3
By and Between
MERRILL LYNCH CREDIT CORPORATION
AND
PHH MORTGAGE CORPORATION
(f/k/a Cendant Mortgage Corporation)
Dated as of
July 19, 2005

ORIGINATION ASSISTANCE AGREEMENT
AMENDMENT NO. 3
          ORIGINATION ASSISTANCE AGREEMENT AMENDMENT NO. 3, dated and effective except as otherwise indicated below as of July 19, 2005 (this “Amendment Agreement”), by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and PHH MORTGAGE CORPORATION (f/k/a Cendant Mortgage Corporation) d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“PHH”).
          WHEREAS, MLCC and PHH are parties to an Origination Assistance Agreement, dated as of December 15, 2000 (as amended and supplemented as of the date hereof, the “Origination Agreement”); and
          WHEREAS, each of MLCC and PHH wishes to amend the Origination Agreement in order to properly reflect the current relationship between the parties;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment Agreement, the parties hereto agree as follows:
SECTION 1. Amendments to the Origination Agreement. The Origination Agreement is hereby amended as follows:
     (a)Section 1 (a). The following definition is added in alphabetical order to Section 1(a):
     “Permitted Amount” means, with respect to a Mortgage Loan closing in a particular State or District of the United States, the amount set forth on Exhibit G hereto for such State or District.
     (b)Section 7. Section 7 is amended by:
i.	Adding the following text to the end of the third sentence of such section: “and the title of any such account shall include language stating that PHH Mortgage Services or PHH Mortgage Corporation holds such account as “custodian” or “trustee” for the benefit of MLCC”.

ii.	Adding the following text to the end of the fourth sentence of such section: “and MLCC shall fund such amount or amounts on the same day as requested by PHH at the scheduled times agreed by PHH and MLCC, which shall include requests up to
[* * *], and may include an additional request between [* * *], as determined by late afternoon loan closing activity.”

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (c) Section 13(c). Effective November 1, 2004, the text “[* * *]” in the first sentence of Section 13(c) is replaced with the following text: “exceed the Permitted Amount”.
     (d) Section 21. A new Section 21(e) is added containing the following text: “Unless otherwise assigned or transferred by MLCC, at no time shall PHH have any legal or beneficial interest in any Mortgage Loan or Mortgage Loan Document, but only a custodial interest as provided in this Section 21, and MLCC shall at all times retain all of the legal and beneficial interests in each Mortgage Loan and Mortgage Loan Document.”
     (e) Exhibit G. The Origination Agreement is amended by adding as Exhibit G thereto Exhibit A to this Amendment Agreement.
     SECTION 2. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 3. Headings. The descriptive headings contained in this Amendment Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment Agreement.
     SECTION 4. Counterparts. This Amendment Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     SECTION 5. Ratification. Except as amended hereby, the Origination Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.
     SECTION 6. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Origination Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington

Name: Lawrence P. Washington
Title: President

PHH MORTGAGE CORPORATION

By:	/s/ Gregory A. Gentek

Name:
Title:

Lawrence P. Washington
Chairman & Chief Executive Officer
Merrill Lynch Credit Corporation

Merrill Lynch Global Bank Group
4802 Deer Lake Drive East
Jacksonville, Florida 32246-6484
904 218 6076
800 965 8654
As of September 1, 2005
PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attn: Mr. Robert J. Smith
Re: Merrill Lynch Mortgage Lending, Inc.
Dear Bob:
     Merrill Lynch Mortgage Lending, Inc. (“MLML”) is an affiliate of Merrill Lynch Credit Corporation (“MLCC”). MLML would like to purchase residential mortgage loans pursuant to the following three transactions (the “Transactions”):
•	[* * *], approximately $[* * *] to settle on or about September 14, 2005;

•	[* * *], approximately $[* * *] to settle on or about October 5, 2005; and

•	[* * *], approximately $[* * *] to settle on or about October 10, 2005.
     MLML and MLCC have requested that PHH Mortgage Corporation (“PHH”) render the Bulk Sale Program services hereinafter described for MLML in connection with the Transactions:
     (a) For each of the [* * *] and [* * *]Transactions, and for that portion of the [* * *] transaction pool that consists of ARM mortgage loans, all Bulk Sale Program services set forth in Section 2.02 of Amendment No. 1 to Addendum Agreement No. 1 to that certain Origination Assistance Agreement by and between MLCC and PHH dated as of December 15, 2000 (“Amendment No. 1”) except for the system development initiatives described in Sections 2.02(a)(i) and 2.02(a)(ii); and
     (b) For that portion of the [* * *] transaction pool consisting of fixed rate loans that will involve a direct tape-to-tape input into [* * *] servicing system, none of the Bulk Sale Program services set forth in Section 2.02 of Amendment No. 1.
     PHH has agreed to provide the Bulk Sale Program services described above, provided that MLCC and MLML execute this letter agreement (this “Letter Agreement”), acknowledge that PHH shall have no Bulk Sale Program or other responsibilities with

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

respect to the Transactions beyond those expressly stated herein, and, except for the mortgage loans described in paragraph (b) above, MLML pays the PHH Bulk Sale Program Fees as set forth in Section 2.03 of Amendment No. 1.
  Capitalized terms used but not defined herein shall have the meanings ascribed to them in Amendment No. 1.
     MLCC hereby agrees, and by signing below, PHH hereby agrees, that for purposes of the Transactions only, this “Letter Agreement” amends (1) the first two agreements listed below (the “Amended Agreements”) by (a) adding as a party thereto Merrill Lynch Mortgage Lending, Inc. (“MLML”) as if named a party therein, (b) deeming MLML to have all the rights, title, interests, privileges and obligations under each Amended Agreement as does MLCC under each Amended Agreement and (c) providing that the performance by either of MLCC or MLML of any obligation under any Amended Agreement shall satisfy the obligation of the other to perform such obligation and that the performance by PHH of any obligation to either MLCC or MLML under any Amended Agreement shall satisfy the obligation of PHH to perform such service for either or both MLCC and/or MLML, provided, however, anything to the contrary herein notwithstanding, that MLML shall be deemed an additional party to the Amended Agreements for purposes of effectuating (i) the Transactions and (ii) the performance by PHH of the Bulk Sale Program services in connection therewith as contemplated herein and for no other purpose whatsoever, including by way of example and not limitation, the necessity of any joinder, consent or approval of or by MLML to any subsequent modification, amendment or supplement of or to the Amended Agreements as maybe mutually agreed upon by MLCC and PHH from time to time with respect to the Bulk Sale Program or otherwise; and, (2) the third Amended Agreement by expanding the definition of Mortgage Loans to include the mortgage loans purchased by MLML in the Transactions.
     1. Addendum Agreement No. 1 to the Origination Assistance Agreement, dated November 30, 2001;
     2. Amendment No. 1; and
     3. Assignment, Assumption, and Recognition Agreement, dated September 1, 2004.
     Except as modified above, each Amended Agreement remains in full force and effect and is hereby ratified by the parties hereto. This Letter Agreement may be executed in counterparts, which when taken together, shall constitute one and the same instrument. Delivery of a counterpart of this Letter Agreement by facsimile shall be as effective as delivery of a manually executed counterpart hereof.
     Lastly, with respect to the servicing rights pertaining to the mortgage loans acquired pursuant to the Transactions, PHH acknowledges that:
•	PHH has purchased, or will purchase, the servicing rights for the mortgage loans acquired pursuant to the [* * *] transaction described above pursuant to Section 6(c) of Amendment No. 2 to that certain Servicing Rights Purchase and Sale Agreement by and between MLCC and PHH dated as of January 28, 2000 (“Amendment No. 2”);

•	PHH will purchase the servicing rights for the mortgage loans acquired pursuant to the [* * *] transaction described above pursuant to Section 6(c) of Amendment No. 2; and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

•	MLML will retain all of the servicing rights for the mortgage loans acquired pursuant to the [* * *] transaction described above and is under no obligation to sell those servicing rights to PHH. In addition, the parties agree as follows with respect to the servicing of the
[* * *] transaction:
o	PHH will service the mortgage loans for MLML pursuant to the Portfolio Agreement although MLML may transfer those servicing rights to another party at any time without compensation to PHH, provided, however that MLML shall be responsible for all transfer fees and, if the transfer of servicing occurs within the first twelve (12) months after the initial boarding of the loans to PHH’s servicing system, MLML shall pay PHH an amount equivalent to the average servicing fees that would be payable to PHH with respect to such pool for an additional period of six (6) months.

o	PHH will receive a servicing fee in the amount set forth in Section 6(b) of Amendment No. 2.
•	All servicing performed by PHH with respect to the Transactions shall be conducted in the name of PHH and shall be neither co-branded nor otherwise handled on a private label basis.

•	MLML shall be responsible for all third party expenses charged by [ * * *] with respect to boarding the mortgage loans for the Transactions.
     This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     By signing below, each party hereby agrees to comply with the terms of each Amended Agreement, as amended hereby.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     IN WITNESS WHEREOF, Merrill Lynch Credit Corporation, Merrill Lynch Mortgage Lending, Inc. and PHH Mortgage Corporation have caused this letter agreement to be executed by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington

Name:	Lawrence P. Washington
Title:	Chairman and President

MERRILL LYNCH MORTGAGE LENDING, INC.

By:	/s/ Daniel Park

Name:	Daniel Park, Attorney-in-Fact,
Pursuant to Power of Attorney
dated September 29, 2005.

PHH MORTGAGE CORPORATION

By:
Name:
Title:

     IN WITNESS WHEREOF, Merrill Lynch Credit Corporation, Merrill Lynch Mortgage Lending, Inc. and PHH Mortgage Corporation have caused this letter agreement to be executed by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION

By:
Name:	Lawrence P. Washington
Title:	Chairman and President

MERRILL LYNCH MORTGAGE LENDING, INC.

By:
Name:	Daniel Park, Attorney-in-Fact,
Pursuant to Power of Attorney
dated September 29, 2005.

PHH MORTGAGE CORPORATION

By:	/s/ Robert J. Smith

Name:	Robert J. Smith
Title:	Senior Vice President

September 1, 2005
PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Louie W. Strum, Assistant General Counsel
Re: Origination Assistance Agreement By and Between Merrill Lynch Credit Corporation and PHH Mortgage Corporation (f/k/a Cendant Mortgage Corporation) Dated as of December 15, 2000 (“Agreement”): Field Sales Consultants
Ladies and Gentlemen:
     This letter confirms the terms of a pilot program (“Program”) under which certain PHH Mortgage Corporation (f/k/a Cendant Mortgage Corporation) (“PHH”) employees (“Field Sales Consultants”) shall generate Mortgage Loans for MLCC under the Agreement, as follows:
•	The Field Sales Consultants shall serve as the initial point of contact for Customers and their Financial Advisors, and shall be available to meet in person with both Customers and their Financial Advisors in a manner that is designed to provide personalized and efficient service.

•	The Field Sales Consultants shall perform, on a personalized basis, the functions described in the Agreement for the Telemarketing Origination Channel. For purposes of the Agreement, the functions performed by the Field Sales Consultants shall be treated as part of the Telemarketing Origination Channel.

•	The Field Sales Consultants shall perform all such functions with the superior level of quality and service that would be expected by high net worth clients of a well managed private bank.

•	Each Field Sales Consultant shall have a direct reporting relationship to the PHH Sales Manager and shall coordinate his/her activities with the MLCC Mortgage and Credit Specialist assigned to his/her district. Each Field Sales Consultant shall receive daily direction from the MLCC Mortgage and Credit Specialist with regard to task prioritization and sales strategies for a particular MLPF&S office. The form of business cards used by the Field Sales Consultants shall be subject to MLCC’s approval.

•	When performing their services in MLPF&S offices, Field Sales Consultants (i) shall strictly limit their activities to the performance of the Origination Services, (ii) shall conduct themselves in a professional manner, (iii) shall not sell, solicit, advise, or counsel any Customer or other person with respect to any investment or financial services or products (other than Mortgage Loans, as contemplated by the Agreement), insurance products or services, or brokerage account services, (iv) shall not impede or interfere with the conduct of MLPF&S’s business, and (v) shall not accept funds from Customers. During the term of the Program, the MLPF&S branch office manager or designee may at any time notify the Field

Sales Consultant to cease conducting activities at the MLPF&S branch office and upon the Field Sales Consultant’s receipt of such notice all such activities shall cease.
•	PHH and each Field Sales Consultant shall hold and maintain such individual licenses, registrations, authorizations, approvals and permits as are required by all Applicable Requirements, although nothing herein shall be construed to relieve MLCC of its obligations to obtain and maintain any and all licenses and registrations that are necessary to permit the Mortgage Loans to be originated in its name as contemplated by the Agreement and this letter agreement.

•	During the term of the Program, MLCC shall notify PHH of the states and MLPF&S offices where a Field Sales Consultant may be located and Field Sales Consultants shall be deployed only at locations designated by MLCC for that purpose and acceptable to PHH. These locations shall initially include Florida and Georgia, as well as any additional locations that MLCC and PHH agree to in writing.

•	The Program will commence on the date of this letter and shall continue until February 28, 2006, on which date all activities by the Field Sales Consultants shall cease.
     Capitalized terms used in this letter that are not defined in this letter shall have the meanings ascribed thereto in the Agreement. Except as provided in this letter, the Agreement (as previously amended) shall remain in full force and effect.

AGREED AND ACCEPTED:

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington

Title:	CEO
Date:	January 20, 2006

PHH MORTGAGE CORPORATION (f/k/a Cendant Mortgage Corporation)

By:	Gregory A. Gentek

Title:	Senior Vice President
Date:	1/26/06

cc:	George T. Morrison, General Counsel (MLCC)
Stuart Boline
Eric Wilson

Merrill Lynch Credit Corporation

Private Client Group
4802 Deer Lake Drive East
Jacksonville, Florida 32246-6484
(800) 965-8654 Ext. 88859
February 27, 2006
PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Attention: Louie W. Strum, Assistant General Counsel
Re: Origination Assistance Agreement By and Between Merrill Lynch Credit Corporation (“MLCC”) and PHH Mortgage Corporation (f/k/a Cendant Mortgage Corporation) Dated as of December 15, 2000 (“Agreement”): Field Sales Consultants
Ladies and Gentlemen:
     Reference is made to that certain letter agreement dated September 1, 2005, between Merrill Lynch Credit Corporation and PHH Mortgage Corporation (the “Agreement”), confirming the terms of a pilot program (“Program”) under which certain PHH Mortgage Corporation (f/k/a Cendant Mortgage Corporation) (“PHH”) employees (“Field Sales Consultants”) shall generate Mortgage Loans for MLCC.
     Pursuant to the terms of the Agreement, the Program commenced on the date of the Agreement and terminates on February 28, 2006. MLCC and PHH agree to modify the Agreement to extend the Program until April 30, 2006, at which time the agreement shall terminate and all activities by the Field Sale Consultants shall cease.
     Except as modified above, the Agreement remains in full force and effect.

AGREED AND ACCEPTED:

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington

Title:	CEO
Date:	3-8-06

PHH MORTGAGE CORPORATION (f/k/a Cendant Mortgage Corporation)

By:	/s/ Gregory A. Gentek

Title:	Senior Vice President
Date:	3/6/2006

cc:	George T. Morrison, General Counsel (MLCC)
Marc Crawford
Eric Wilson

EXECUTION COPY

ORIGINATION ASSISTANCE AGREEMENT
AMENDMENT NO. 4
By and Between
MERRILL LYNCH CREDIT CORPORATION
AND
PHH MORTGAGE CORPORATION
(f/k/a Cendant Mortgage Corporation)
Dated as of
March 24, 2006

ORIGINATION ASSISTANCE AGREEMENT
AMENDMENT NO. 4
          ORIGINATION ASSISTANCE AGREEMENT AMENDMENT NO. 4, dated as of March 24, 2006 (this “Amendment Agreement”), by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and PHH MORTGAGE CORPORATION (f/k/a Cendant Mortgage Corporation) d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“PHH”).
          WHEREAS, MLCC and PHH are parties to an Origination Assistance Agreement, dated as of December 15, 2000 (as amended and supplemented as of the date hereof, the “Origination Agreement”);
          WHEREAS, PHH desires to utilize the Landscape Underwriting Guidelines (as defined below) in evaluating and originating certain mortgage loans in connection with performing its Origination Services under the Origination Agreement, and MLCC agrees that PHH may do so in accordance with the terms hereof and of the Origination Agreement (as amended hereby); and
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment Agreement, the parties hereto agree as follows:
          SECTION 1. Amendments to the Origination Agreement. The Origination Agreement is hereby amended as follows:
     (a)Section 1(a). The following definitions are added in alphabetical order to Section 1(a):
        “Landscape Underwriting Guidelines” means the underwriting guidelines attached hereto as Exhibit H.
        “Non-Alternative Mortgage Loan” means any Mortgage Loan that is not an Alternative Loan.
     (b)Section 2(a). Section 2(a) is amended by deleting the second sentence of such section and replacing it in its entirety with the following text:
“PHH shall be responsible for developing the various Mortgage Loan Types and establishing the Mortgage Loan Pricing for all Conforming Conventional Mortgage Loans, Jumbo/Non-Conforming Mortgage Loans and any Mortgage Loans originated under the Landscape Underwriting Guidelines (“PHH Pricing”).”
     (c)Section 6(b). Section 6(b) is amended by deleting the text thereof in its entirety and replacing it with the following text:

     “Mortgage Loans originated under this Agreement shall be underwritten in accordance with either (i) the “MLCC Underwriting Guidelines” which are attached hereto as Exhibit E and made a part hereof or (ii) with respect to any Non-Alternative Mortgage Loan, in accordance with the Landscape Underwriting Guidelines which are attached hereto as Exhibit H and made a part hereof provided that such guidelines themselves contemplate the underwriting of the applicable type of Non-Alternative Mortgage Loan, as each set of guidelines may be amended from time to time by mutual agreement of MLCC and PHH, and which each set of guidelines shall comply, in the case of Conforming Conventional Mortgage Loans, with the standards of FNMA, FHLMC and, in the case of other Mortgage Loans, other applicable federal agencies and investors, as applicable, providing standards for the underwriting of mortgage loans eligible for sale in the secondary market (the guidelines referred to above in clauses (i) and (ii) are referred to herein, collectively, as the “MLCC Underwriting Guidelines”). PHH may not underwrite any Alternative Loan utilizing the Landscape Underwriting Guidelines. To the extent that the “MLCC Underwriting Guidelines” attached hereto as Exhibit E are amended by mutual agreement of the parties after the Effective Date, and such amendments are requested by MLCC yet not required by Applicable Requirements (as if such definition did not contain clause (vii)), [* * *] incurred by PHH with respect to its performance of the Origination Services hereunder which are caused by such change to the MLCC Underwriting Guidelines shall be reimbursed by MLCC until such changes are mandated by Applicable Requirements. PHH shall be responsible for ensuring that the Landscape Underwriting Guidelines comply in all material respects with the Applicable Requirements.”
     (d) Section 17(u). The following text is added as new Section 17(u):
          “’The Landscape Underwriting Guidelines’ comply with the Mortgage Lending Laws in all material respects.”
     (e) Section 17(v). The following text is added as new Section 17(u):
          “Each Mortgage Loan that is originated under the Landscape Underwriting Guidelines qualifies for sale to FNMA and/or FMLMC.”
     (f) Section 18(c). Section 18(c) is amended by deleting the text of such sentence in its entirely and replacing it with the following text:
          “The “MLCC Underwriting Guidelines” attached hereto as Exhibit E comply with the Mortgage Lending Laws in all material respects.”
     (g) Exhibit H. The Origination Agreement is amended by adding as Exhibit H thereto Exhibit A to this Amendment Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          SECTION 2. Termination of Amendment Agreement. MLCC may, upon no less than thirty (30) days’ prior notice, terminate the amendments to the Origination Agreement set forth in this Amendment Agreement. Upon such termination, the Origination Agreement shall automatically and without any further action by any Person be deemed to have been re-amended to revise the amendments set forth in this Amendment Agreement, provided however, that PHH shall proceed with the processing, funding and closing of any loans affected thereby for which commitments were issued prior to the effective date of such termination. Upon such a re-amendment, the Origination Agreement, as re-amended thereby, shall remain in full force and effect and shall automatically and without any further action of any Person, be ratified and confirmed.
          SECTION 3. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 4. Headings. The descriptive headings contained in this Amendment Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment Agreement.
          SECTION 5: Counterparts. This Amendment Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          SECTION 6: Ratification. Except as amended hereby, the Origination Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.
          SECTION 7: Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Origination Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington

Name: Lawrence P. Washington
Title: Chairman and President

PHH MORTGAGE CORPORATION

By:	/s/ Gregory A. Gentek

Name:
Title: